INFORMATION REQUIRED IN PROXY STATEMENT

                                SCHEDULE 14A INFORMATION

                      Proxy Statement Pursuant to Section 14(a) of
                          the Securities Exchange Act of 1934

Filed by the registrant       /x/
Filed by a party other than the registrant  / /
Check the appropriate box:

/ /  Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

/ /  Preliminary proxy statement

/x/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           THE DUN & BRADSTREET CORPORATION
- ------------------------------------------------------------------------------
                    (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
- ------------------------------------------------------------------------------

Payment of filing fee (Check the appropriate box):

/x/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or Rule
     14a-6(i)(2).

/ /  $500 per each party per Exchange Act Rule 14a-6(i)(3), or Rule
     14a-6(i)(2).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

[DUN & BRADSTREET LOGO]

                                             187 Danbury Road, Wilton, CT 06897

                                             March 10, 1995

Dear Shareowner:

     You are cordially invited to attend the 1995 Annual Meeting of Shareowners of The Dun & Bradstreet Corporation on Tuesday, April 18, 1995 at 9:30 A.M. at 1209 Orange Street, Wilmington, Delaware.

     The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. The Annual Report for the year ended December 31, 1994 also is enclosed.

     Please promptly vote, date, sign and return your proxy for the meeting even though you plan to attend. You may vote in person at that time if you so desire.


Sincerely,


CHARLES W. MORITZ                         ROBERT E. WEISSMAN
Chairman                                  President and Chief Executive Officer

[DUN & BRADSTREET LOGO]

                                              187 Danbury Road, Wilton, CT 06897

NOTICE OF ANNUAL MEETING

         The Annual Meeting of Shareowners of The Dun & Bradstreet Corporation will be held on Tuesday, April 18, 1995 at 9:30 A.M. at 1209 Orange Street, Wilmington, Delaware, to take action on the following matters:

          1. To elect four Class II directors for a three-year term.

          2. To consider and vote upon the Company's Corporate Management Incentive Plan.

          3. To consider and vote upon the Company's Key Employees Performance Unit Plan.

          4. To consider and vote upon a proposal to amend the Company's 1991 Key Employees Stock Option Plan, including an amendment to increase the number of shares available for future stock option grants.

          5. To consider and vote upon a proposal to amend the Company's 1982 Key Employees Stock Option Plan.

          6. To consider and vote upon a proposal to amend the Company's 1989 Key Employees Restricted Stock Plan to increase the number of shares available for future restricted stock grants.

          7. To consider and vote upon The Dun & Bradstreet Corporation Restricted Stock Plan for Non-Employee Directors.

          8. To consider and vote upon the appointment of independent public accountants to audit the Company's consolidated financial statements for 1995.

          9. To consider and vote upon a Shareowner proposal regarding implementation of the MacBride Principles in Northern Ireland.

          10. To transact such other business as may properly come before the meeting or any adjournment thereof. The Company knows of no other business to be brought before the meeting.

     The Board of Directors has fixed the close of business on February 17, 1995 as the record date for determination of Shareowners entitled to notice of, and to vote at, the meeting.

                                        By Order of the Board of Directors,


                                        SHIRLEY A. FORSBERG, Secretary


Dated: March 10, 1995

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Dun & Bradstreet Corporation ("Dun & Bradstreet") of proxies for the Annual Meeting of Shareowners to be held on April 18, 1995. Dun & Bradstreet and its subsidiaries are referred to herein, in the Notice of Annual Meeting and in the form of proxy/voting instruction card ("proxy") as the "Company". These proxy materials are being mailed to Shareowners commencing approximately March 10, 1995. The principal executive offices of Dun & Bradstreet are located at 187 Danbury Road, Wilton, Connecticut 06897 and its telephone number is (203) 834-4200.

     Sending in a signed proxy will not affect a Shareowner's right to attend the meeting and vote in person. Any Shareowner giving a proxy has the right to revoke it at any time before it is exercised by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of Dun & Bradstreet, or by attending the meeting and voting in person. All properly executed proxies not revoked will be voted at the meeting in accordance with the instructions contained therein.

     The preceding paragraph does not apply to a participant in the Dun & Bradstreet Profit Participation Plan (the "PPP") or the DonTech Profit Participation Plan (the "DPPP"). If such a participant has contributions invested in Dun & Bradstreet Common Stock, the proxy will serve as a voting instruction for the trustee of the PPP and DPPP, as well as a proxy for any shares registered in the participant's own name. Fractional shares held by a participant in the PPP or DPPP are not printed on the proxy but will be voted by the trustee as if included thereon. If a proxy covering shares in the PPP or DPPP has not been received prior to April 11, 1995, the trustee will vote those PPP or DPPP shares in the same proportion as the respective PPP or DPPP shares for which it has received instructions.

     A proxy which is signed and returned by a Shareowner of record or a participant in the PPP or DPPP without specification marked in the instruction boxes will be voted, as to proposals specified in the proxy, in accordance with the recommendations of the Board of Directors as outlined in this Proxy Statement. If any other proposals are brought before the meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons voting the respective proxies.

     In connection with proxy soliciting material mailed to Shareowners, associates of Dun & Bradstreet may communicate with Shareowners personally or by telephone, telegraph or mail to solicit their proxies. Dun & Bradstreet also has retained the firm of Georgeson & Company Inc. to assist in the solicitation of proxies for a fee estimated at $10,000 plus expenses. Dun & Bradstreet will pay all expenses related to such solicitations of proxies. Dun & Bradstreet and Georgeson & Company Inc. will request banks and brokers to solicit proxies from their customers where appropriate and will reimburse them for reasonable out-of-pocket expenses.

     Shareowners of record at the close of business on February 17, 1995 are eligible to vote at the meeting. As of the close of business on February 17, 1995, Dun & Bradstreet had outstanding 169,804,661 shares of Common Stock, including 2,189,978 shares held by the trustee under the PPP and 88,341 shares held by the trustee under the DPPP. Each such share will be entitled to one vote. Additional shares held in Dun & Bradstreet's treasury at February 17, 1995, amounting to 18,611,480 shares of Common Stock, will not be voted.

     Dun & Bradstreet's by-laws provide that a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at meetings of Shareowners. Shares that are present in person or represented by proxy but that abstain from voting are counted for purposes of establishing a quorum, as are shares where a broker holding stock in street name votes the shares on some matters but not others.

     With respect to the nine matters to come before the Shareowners at the Annual Meeting, (i) directors shall be elected by a plurality of the voting power present in person or represented by proxy at the meeting and entitled to vote and (ii) the other eight matters shall be determined by the affirmative vote of the majority of the voting power present in person or represented by proxy at the meeting and entitled to vote on the matter. With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the Shareowner properly withholds authority to vote for such nominee or broker non-votes will not be counted towards such nominee's achievement of a plurality. With respect to any of the other eight matters to be voted upon, if the Shareowner abstains from voting or directs his proxy to abstain from voting, the shares are considered present at the meeting for such matter but, since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes on any such matter, the shares are not considered present at the meeting for such matter and they are, therefore, not counted in respect of such matter. Such broker non-votes do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                             ELECTION OF DIRECTORS

     The members of the Board of Directors of Dun & Bradstreet are classified into three classes, one of which is elected at each Annual Meeting of Shareowners to hold office for a three-year term and until successors of such class are elected and have qualified.

     The Board of Directors has nominated Mrs. Mary Johnston Evans and Messrs. Clifford L. Alexander, Jr., John R. Meyer and James R. Peterson for election as Class II Directors at the 1995 Annual Meeting for a three-year term expiring at the 1998 Annual Meeting of Shareowners. Mrs. Evans and Messrs. Meyer and Peterson were re-elected directors at the 1992 Annual Meeting of Shareowners. Mr. Alexander was elected a director by the Board of Directors, effective February 17, 1993.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

     Mr. Charles W. Moritz, who was re-elected as a Class II Director at the 1992 Annual Meeting of Shareowners, has announced his retirement as a director and as Chairman of the Board of Dun & Bradstreet, effective March 31, 1995, and, therefore, has not been nominated for election at the 1995 Annual Meeting of Shareowners. On November 16, 1994, Robert E. Weissman, President and Chief Executive Officer of the Company, was elected to the additional office of Chairman of the Board of Dun & Bradstreet, effective April 1, 1995. Mr. Robert
A. Hanson, who was re-elected as a Class III Director at the 1993 Annual Meeting of Shareowners, has reached age 70 and, in accordance with Board policy, will retire from the Board on April 18, 1995, the date of the 1995 Annual Meeting of Shareowners.

     Except where otherwise instructed, proxies will be voted for election of all the nominees, all of whom are now members of the Board. Should any nominee for the office of director be unwilling or unable to serve as a director, which is not anticipated, it is intended that the persons acting under the proxy will have discretionary authority to vote for the election of another person in such nominee's stead in accordance with their judgment.

     With respect to directors who are officers of Dun & Bradstreet, the following information concerning positions with Dun & Bradstreet does not include positions as officers or directors of subsidiaries of Dun & Bradstreet which are part of the responsibilities of such persons and for which such persons receive no separate compensation.

     The following information as to principal occupations during the last five years, and other directorships in companies with a class of securities registered under Section 12 or subject to Section 15(d) of the Securities Exchange Act of 1934 or registered as an investment company under the Investment Company Act of 1940, is based upon information furnished by each person and is correct to the best knowledge of Dun & Bradstreet.


                 Nominees for Class II Directors for terms expiring at the 1998 Annual Meeting:

                                Positions with     Director      Principal Occupation                  Other
        Name                   Dun & Bradstreet     Since      During Last Five Years       Age     Directorships
        ----                   ----------------     -----      ----------------------       ---     -------------
 Clifford L. Alexander, Jr.    Director              1993      President, Alexander &       61      MCI Communications
                                                               Associates, Inc.,                    Corporation; Dreyfus
                                                               Washington, D.C.                     Third Century Fund;
                                                               (consulting firm                     Dreyfus General
                                                               specializing in work-force           Family of Funds;
                                                               inclusiveness) 1/81 to               Dreyfus Premier
                                                               present.                             Family of Funds;
                                                                                                    Equitable Resources, Inc.;
                                                                                                    Mutual of America Life
                                                                                                    Insurance Company; American Home
                                                                                                    Products Corp.

 Mary Johnston Evans          Director               1990      Former Vice Chairman of      65      Baxter International Inc.;
                                                               the Board, Amtrak (National          Delta Air Lines, Inc.;
                                                               Railroad Passenger                   Household International, Inc.;
                                                               Corporation), Washington,            Sun Company, Inc.;
                                                               D.C. 1975 to 1979.                   Scudder AARP Funds;
                                                                                                    Scudder New Europe Fund.

 John R. Meyer                Director               1967      Professor, Harvard           67      Union Pacific Corporation;
                                                               University 7/1/73 to                 Missouri Pacific Railroad
                                                               present.                             Company; The Mutual Life
                                                                                                    Insurance Company of New York.

 James R. Peterson            Director               1977      Former President, Chief      67      WMX Technologies, Inc.
                                                               Executive Officer, The
                                                               Parker Pen Company,
                                                               Janesville, WI (writing
                                                               instruments and
                                                               temporary help services)
                                                               1/1/82 to 1/31/85.

                                                                               3



                         Class I Directors holding office for terms expiring at the 1997 Annual Meeting:

                                Positions with     Director      Principal Occupation                  Other
        Name                   Dun & Bradstreet     Since      During Last Five Years       Age     Directorships
        ----                   ----------------     -----      ----------------------       ---     -------------
Hall Adams, Jr.                Director              1992      Former Chairman of the       61     McDonald's Corporation;
                                                               Board, Chief Executive              Sears, Roebuck and Co.
                                                               Officer, Leo Burnett
                                                               Company, Inc., Chicago, IL
                                                               (advertising agency) 1/1/87
                                                               to 12/31/91.

Michael R. Quinlan             Director              1989      Chairman, Chief Executive    50     McDonald's Corporation;
                                                               Officer, McDonald's                 The May Department Stores
                                                               Corporation, Oak Brook, IL          Company.
                                                               (quick service restaurants)
                                                               3/31/90 to present;
                                                               President, Chief Executive
                                                               Officer 3/1/87 to 3/30/90;
                                                               President, Chief Operating
                                                               Officer 6/15/82 to 2/28/87.

Robert E. Weissman             President, Chief      1981      President, Chief Executive   54     State Street Boston Corporation.
                               Executive Officer,              Officer, The Dun &
                               Director                        Bradstreet Corporation
                                                               1/1/94 to present;
                                                               President, Chief Operating
                                                               Officer 1/1/85 to 12/31/93.


                      Class III Directors holding office for terms expiring at the 1996 Annual Meeting:

                                Positions with     Director      Principal Occupation                  Other
        Name                   Dun & Bradstreet     Since      During Last Five Years       Age     Directorships
        ----                   ----------------     -----      ----------------------       ---     -------------
Robert J. Lanigan              Director              1978      Chairman Emeritus, Owens-    66      Owens-Illinois, Inc.;
                                                               Illinois, Inc., Toledo, OH           Sonat, Inc.; Sonat
                                                               (glass, paper, plastics and          Offshore Drilling
                                                               other packaging products)            Inc.; Chrysler Corporation;
                                                               1/24/92 to present;                  The Coleman Company, Inc.
                                                               Chairman of the Board
                                                               4/18/84 to 10/15/91; Chief
                                                               Executive Officer 1/1/84 to
                                                               9/30/90.

Vernon R. Loucks, Jr.          Director              1978      Chairman of the Board,       60      Baxter International
                                                               Chief Executive Officer,             Inc.; Emerson Electric Co.;
                                                               Baxter International Inc.,           The Quaker Oats Company;
                                                               Deerfield, IL (medical care          Anheuser-Busch Companies, Inc.
                                                               products and services)
                                                               9/16/87 to present;
                                                               Chairman, President, Chief
                                                               Executive Officer 7/20/87
                                                               to 9/15/87; President,
                                                               Chief Executive Officer
                                                               5/3/80 to 7/19/87.

Volney Taylor                  Executive Vice        1984      Executive Vice President,    55
                               President, Director             The Dun & Bradstreet
                                                               Corporation 2/1/82 to
                                                               present.

                                                                               4

                      COMMITTEES OF THE BOARD AND MEETINGS

     The Audit Committee of the Board of Directors reviews the scope of the audits of the Company's internal audit staff, receives an annual summary of the results of such audits and reviews the scope of the audit of the Company's consolidated financial statements by independent public accountants and their report on such audit. The Audit Committee consists of Messrs. Lanigan (Chairman), Adams, Hanson, Loucks, Meyer and Quinlan. The Audit Committee held four meetings during 1994.

     The Executive Compensation and Stock Option Committee of the Board of Directors (the "Committee") establishes, changes and revises all compensation arrangements for certain executives of the Company consistent with a statement of executive compensation philosophy adopted by the Board of Directors and subject to the Committee's own rules of procedure and such limitations as it may adopt. The Committee has further authority, consistent with the provisions of the Company's 1991 Key Employees Stock Option Plan, the Key Employees Performance Unit Plan, the Corporate Management Incentive Plan and the 1989 Key Employees Restricted Stock Plan, to select participants under the plans, to determine the number of shares to be covered by options and the provisions of performance units granted and generally to conduct and administer the plans and make all determinations in connection therewith as may be necessary or advisable. The Committee consists of Messrs. Peterson (Chairman), Hanson, Lanigan, Loucks and Quinlan. The Committee held seven meetings during 1994.

     The Nominating Committee of the Board of Directors screens candidates for membership on the Board of Directors and makes recommendations to the Board of Directors. Shareowners' recommendations for nominees for membership on the Board of Directors will be considered by the Nominating Committee; the Nominating Committee has not adopted formal procedures for the submission of such recommendations. However, Shareowners may recommend nominees for membership on the Board of Directors to the Nominating Committee by submitting the names in writing to: Michael R. Quinlan, Chairman of the Nominating Committee, c/o The Dun & Bradstreet Corporation, 187 Danbury Road, Wilton, CT 06897. The Nominating Committee consists of Messrs. Quinlan (Chairman), Alexander, Lanigan, Loucks and Mrs. Evans. The Nominating Committee held two meetings during 1994.

     In addition to the foregoing, the Board of Directors has the following committees: the Employee Benefits Committee, consisting of Mrs. Evans (Chairman), and Messrs. Alexander, Meyer, Moritz and Peterson; the Executive Committee, consisting of Messrs. Moritz (Chairman), Meyer and Weissman (effective April 1, 1995, the Executive Committee will consist of Messrs. Weissman (Chairman) and Meyer and Mrs. Evans); the Finance Committee, consisting of Messrs. Loucks (Chairman), Adams, Alexander, Hanson, Moritz, Peterson and Quinlan; and the Policy and Planning Committee, consisting of Mr. Meyer (Chairman) and all directors. During 1994, the following numbers of meetings of these committees were held: one meeting of the Employee Benefits Committee, no meetings of the Executive Committee, three meetings of the Finance Committee and one meeting of the Policy and Planning Committee.

     Nine regularly scheduled meetings and two special meetings of the Board of Directors were held during 1994. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and of the committees of the Board on which he or she served.

                   PROPOSALS REGARDING APPROVAL OR AMENDMENT
                        OF EXECUTIVE COMPENSATION PLANS

     The Internal Revenue Code (the "Code") was amended in 1993 to provide that, effective January 1, 1994, with certain exceptions, a publicly held corporation such as Dun & Bradstreet could not take a federal income tax deduction for compensation paid to a "covered employee" in a taxable year to the extent that the compensation deduction exceeds $1,000,000. A "covered employee" is the Chief Executive Officer on the last day of the taxable year and any other officer who is among the four highest compensated officers (other than the Chief Executive Officer) as reported in the Proxy Statement. Generally, these would be the same officers named each year in the Summary Compensation Table in the Proxy Statement.

     The $1,000,000 limit on deductibility does not apply to compensation that meets the requirements for "qualified performance-based compensation" under regulations adopted under the Code. These requirements include the following: (i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals, (ii) the performance goals must be timely established by a compensation committee comprising solely two or more outside directors, (iii) the material terms of the performance goals must be disclosed to and approved by the Shareowners, and (iv) the compensation committee must certify in writing prior to payment of the compensation (other than stock option exercises) that the performance goals and any other material terms were in fact satisfied.

     The Board of Directors has decided to amend and seek Shareowner approval for three benefit plans that provide performance-based compensation to senior executives so that such compensation can qualify for tax deductibility under the Code. The three plans are The Dun & Bradstreet Corporate Management Incentive Plan (the "CMIP"), which provides for annual performance-based bonuses; the Key Employees Performance Unit Plan for The Dun & Bradstreet Corporation and Subsidiaries (the "PUP"), which provides for grants of performance units representing the opportunity to receive cash and restricted stock at the end of a set period; and the 1991 Key Employees Stock Option Plan for The Dun & Bradstreet Corporation and Subsidiaries (the "1991 Option Plan").

     In addition, the Board of Directors has decided to seek Shareowner approval for (i) an increase in the number of shares that may be issued upon the exercise of options under the 1991 Option Plan, (ii) amendments to the 1991 Option Plan and the 1982 Key Employees Stock Option Plan for The Dun & Bradstreet Corporation and Subsidiaries (the "1982 Option Plan") to permit disabled or retired option holders to exercise vested options during a five-year period after termination of employment rather than the current three-year period, and
(iii) an increase in the number of shares that may be issued to participants under the 1989 Key Employees Restricted Stock Plan for The Dun & Bradstreet Corporation and Subsidiaries (the "Restricted Stock Plan"). These amendments are discussed further below.

     Because the proposed changes to the CMIP, the PUP, the 1991 Option Plan and the Restricted Stock Plan will apply to awards under these plans to be made in the future, the amounts of such awards are not readily determinable. Amounts paid or awarded under these plans with respect to 1994 are shown in the Summary Compensation Table with respect to the executive officers named in the table as follows: CMIP, in Column (d); PUP, in Column (h); 1991 Option Plan, in Column
(g); and Restricted Stock Plan, in Column (f). In addition, amounts paid or awarded under these plans with respect to 1994 for all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees, including all current officers who are not executive officers, as a group, are shown in the following table. Pursuant to the terms of the 1982 Option Plan, no additional options or stock appreciation rights could be granted under that plan after January 19, 1992.

                                                       1994 PLAN BENEFITS


                                                       CMIP               PUP         1991 Option Plan           Restricted Stock
                                                       Bonus            Payment        Options Granted              Plan Awards
                                                        ($)               ($)                (#)                        ($)
                                                    ----------       ------------     -----------------          ----------------

Executive Group ..................................   4,020,549         3,654,494            210,220                  2,276,984
Non-Executive Director Group .....................           0                 0                  0                          0
Non-Executive Officer Employee Group .............  13,494,956        12,534,001          1,948,038                  5,041,881



                  PROPOSED CORPORATE MANAGEMENT INCENTIVE PLAN

     The following summary of the CMIP is subject to the complete terms of the plan, a copy of which is attached to this Proxy Statement as Exhibit A.

     1. Eligible Employees and Maximum Award. Executive officers and other management employees of Dun & Bradstreet and certain of its subsidiaries whose decisions and actions most significantly affect corporate growth and profitability are eligible to participate. Currently, approximately 200 employees participate. The maximum award payable to any participant in any calendar year is $3,000,000.

     2. Administration. The Executive Compensation and Stock Option Committee of the Board of Directors (the "Committee"), upon the recommendation of senior management, annually selects the participants, determines the guideline bonus opportunity for each participant and establishes minimum, target and, if desired, maximum amounts for the performance measures under which bonuses can be earned. Members of the Committee must be "outside directors" as defined in the regulations under the Code and may not participate in the plan.

     3. Performance Measures and Targets. Participants who are officers of Dun & Bradstreet (including "covered employees" under the Code) or report to such officers earn their awards upon achievement of goals consisting of targets established by the Committee each year for one or more of the following performance measures: earnings per share, net income, operating income, revenue, working capital, return on equity, return on assets, total return to Shareowners, and average sales growth, which in each case may be on a corporate-wide basis or with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures. Performance measures and targets for participants who are employed by the Company's operating units are established by the Chief Executive Officer of Dun & Bradstreet. Except with respect to executive officers (who include "covered employees") the Committee may also make a portion of the bonus opportunity subject to achievement of individual qualitative performance goals. No bonus is earned with respect to a performance measure unless a performance "floor" for that measure is exceeded; the bonus opportunity with respect to a measure is earned if the target is achieved; achievement between the floor and the target results in a lower bonus with respect to that performance measure. An amount larger than the bonus opportunity for each performance measure can be earned for exceeding that target. In calculating whether performance targets for "covered employees" have been met, the Committee will make appropriate adjustments to exclude the effect of extraordinary corporate transactions, such as acquisitions, divestitures and reorganizations, and will not take into account extraordinary or non-recurring accounting changes or items, that affect the results under applicable performance measures.

     4. Other Award Criteria. The Chief Executive Officer may increase or decrease individual bonuses earned by participants other than executive officers by up to 20% of the bonus opportunity amount, so as to account for demonstrated quality of performance or the occurrence of unusual or unforeseen circumstances. The Committee may decrease, but may not increase (except as indicated below), bonuses earned by executive officers upon achievement of established performance targets. The Committee also retains discretion to increase bonuses earned by executive officers if such officers do not thereby become "covered employees," and to make CMIP awards to executive officers in the same manner as to other participants, even if such awards will not qualify for a tax deduction to the Company, if the Committee decides that special or unforeseen circumstances make such awards advisable.

     5. Payment of Awards. Payment of earned awards is made as soon as practicable after the end of the year in which earned. If a participant's employment is terminated (other than for cause), a pro rata share of any earned award may be paid. Upon recommendation of the Chief Executive Officer, the Committee may increase or decrease award payments if, in its sole judgment, there have been extraordinary occurrences, not anticipated when awards were approved at the start of the year, which have significantly affected earnings or other performance measures, provided that no such increase may be made with respect to awards payable to executive officers.

     6. Change in Control. If, as a result of a Change in Control, as defined under Change-in-Control Severance Agreements later in this Proxy Statement, of the Company, a participant retires, is assigned to a different position, is placed on a leave of absence, or is otherwise terminated as an employee (other than for cause), such participant will receive a full award under the plan for the year in which termination occurs, instead of a pro rata share of the award for such year. Expenses incurred solely as a result of a Change in Control shall not be taken into account in determining the amount of any award under the plan, and a Change in Control shall not constitute an "extraordinary occurrence" or the "occurrence of any unusual or unforeseen circumstance" which would justify an upward or downward adjustment in the amount of any award under the plan.

     7. Amendment. The CMIP may be amended by the Board of Directors or the Committee, except that, without approval of the Shareowners, the Board or Committee may not (a) change the performance measures with respect to awards of "covered employees," (b) change the individuals or class of individuals eligible to participate or (c) change the maximum amount payable to an individual participant under the plan.

     8. Effectiveness. If the CMIP is approved by Shareowners at the 1995 Annual Meeting, it will be effective in the form approved with respect to grants of awards to be earned during 1996 and thereafter. If the CMIP is not approved by Shareowners, the Company may consider whether other compensation arrangements are appropriate for its key employees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED CORPORATE MANAGEMENT INCENTIVE PLAN.

                  PROPOSED KEY EMPLOYEES PERFORMANCE UNIT PLAN

     The following summary of the PUP is subject to the complete terms of the plan, a copy of which is attached to this Proxy Statement as Exhibit B.

     1. Eligible Employees and Maximum Awards. Key employees of Dun & Bradstreet and its subsidiaries who are from time to time responsible for the management, growth and protection of the business of Dun & Bradstreet and its subsidiaries are eligible to participate. Currently, approximately 530 employees and retirees participate. The maximum award (including both cash and restricted stock) payable to any participant in any calendar year is $6,000,000.

     2. Administration. The Committee will select participants from eligible key employees, determine (subject to the terms of the plan) the terms and conditions of the performance units to be granted and generally conduct and administer the plan. Members of the Committee must be "outside directors" as defined in the regulations under the Code and may not participate in the plan.

     3. Performance Units. Performance units represent the opportunity to earn an award at the end of a period established by the Committee (not to exceed four years) following the grant, based upon achievement of performance goals for the period. The goals consist of targets established by the Committee at the start of each period for one or more of the following performance measures: earnings per share, net income, operating income, revenue, working capital, return on equity, return on assets, total return to Shareowners, and average sales growth, which in each case may be on a corporate-wide basis or with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures. For participants other than executive officers, qualitative measures may also be used. The Committee also establishes a dollar payment value for each performance unit which may be in cash or in a combination of cash and restricted stock issued pursuant to the Restricted Stock Plan. In calculating whether performance targets for executive officers have been met, the Committee will make appropriate adjustments to exclude the effect of extraordinary corporate transactions, such as acquisitions, divestitures and reorganizations, and will not take into account extraordinary or non-recurring accounting changes or items, that affect the results under applicable performance measures.

     4. Other Award Criteria. The Committee may increase or decrease targets and unit payment schedules if there have been extraordinary occurrences, not anticipated when unit grants were approved, which significantly have affected or may affect the Company's earnings or other performance measures, except that (except as indicated below) no increase may be made with respect to awards earned by executive officers nor any change made in the targets applicable to executive officers. However, the Committee retains discretion to make such changes with respect to executive officers if such officers do not thereby become "covered employees," and to make PUP awards to executive officers in the same manner as to other participants, even if such awards will not qualify for a tax deduction to the Company, if the Committee decides that special or unforeseen circumstances make such awards advisable.

     5. Payment of Units. As soon as practicable after the end of an award period, the Committee shall determine what payments have been earned with respect to related units. Payment shall be made in cash and restricted stock shares, if any, promptly after such determination. Participants may receive a pro rata award in the event of termination of employment (other than for cause) in certain circumstances.

     6. Change in Control. Upon the occurrence of an actual or potential Change in Control of the Company, (i) all outstanding performance unit grants shall immediately become payable in full, with the final value of such units determined as though performance measures and targets for the full award period had been achieved, (ii) expenses incurred solely as a result of a Change in Control shall not be taken into account in determining the amount of any award under the plan, (iii) a Change in Control shall not constitute an "extraordinary occurrence" which would justify an upward or downward adjustment in the amount of any award under the plan, and (iv) if the Company has not fulfilled a commitment to match a certain percentage of a participant's performance unit payments with an award under the Restricted Stock Plan, the Committee shall authorize an immediate cash payment under the PUP to the participant equal in amount to the value of such restricted stock award.

     7. Amendment. The PUP may be amended by the Board of Directors or the Committee, except that, without approval of the Shareowners, the Board or Committee may not (a) change the performance measures with respect to awards of "covered employees," (b) change the individuals or class of individuals eligible to participate or (c) change the maximum amount payable to an individual participant under the plan.

     8. Effectiveness. If the PUP is approved by Shareowners at the 1995 Annual Meeting, it will be effective in the form approved with respect to grants of performance units to be earned over award periods beginning in 1996 and thereafter. If the PUP is not approved by Shareowners, the Company may consider whether other compensation arrangements are appropriate for its key employees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED KEY EMPLOYEES PERFORMANCE UNIT PLAN.

             PROPOSED AMENDMENTS TO THE 1982 AND 1991 KEY EMPLOYEES
                               STOCK OPTION PLANS

     The Board of Directors has amended the 1991 Option Plan in three respects, subject to approval of the Shareowners. To conform to requirements of the Code relating to tax deductibility that apply specifically to stock option plans, the 1991 Option Plan must specify the maximum number of options that may be granted to any individual over a specified period. Therefore, the Board has amended the 1991 Option Plan to specify that options for no more than 1,000,000 shares may be granted to any participant during the remaining life of the plan (i.e., prior to February 20, 2001), subject to adjustments for certain changes in the capitalization of Dun & Bradstreet.

     In addition, the Board has amended the 1991 Option Plan to provide for an additional 10,000,000 shares of Common Stock which may be issued upon exercise of options thereunder. At its adoption in 1991, the 1991 Option Plan provided for issuance of 7,000,000 shares upon the exercise of options granted, of which 1,619,128 shares remain available for option grants as of February 24, 1995. The Board deems it advisable to increase the number of available shares so as to provide for the continued ability to make option grants under the 1991 Option Plan after the currently available shares are utilized.

     The third amendment approved by the Board, which the Board has also approved for the 1982 Option Plan, provides that, upon a participant's termination of employment by reason of disability or retirement, any options held by the participant that had been granted more than a year before such termination may be exercised until the earlier of five years after the date of termination or the expiration date of the option, to the extent the option was exercisable or became exercisable during such period. Both the 1982 and 1991 Option Plans currently provide for a three-year exercise period after termination in these circumstances. This amendment to each plan, if adopted by Shareowners, will apply to all options outstanding under either plan on the date of adoption and to all subsequent option grants.

     The following summary of the 1991 Option Plan, as proposed to be amended, is subject to the complete terms of the plan, a copy of which is attached to this Proxy Statement as Exhibit C. The summary also applies to the 1982 Option Plan (except that, as indicated above, no new options or stock appreciation rights may be granted under the 1982 Option Plan) and indicates where the two plans differ.

     1. Shares Covered and Eligible Participants. The 1991 Option Plan provides for the granting at any time prior to February 20, 2001, of options covering in the aggregate not more than 17,000,000 shares of the Common Stock of Dun & Bradstreet to key employees (including officers but excluding persons who serve only as directors) of the Company who are from time to time responsible for the management of the business of the Company. Currently, approximately 1,430 employees and retirees participate in the Plan. Stock appreciation rights ("SAR's") relating to such options also may be granted at any time during such period. Options for no more than 1,000,000 shares may be granted to any participant over the remaining life of the 1991 Option Plan.

     The 1982 Option Plan provided for the granting of options to key employees (including officers but excluding persons who served only as directors) at any time prior to January 20, 1992, although options and SAR's previously granted could extend beyond that date. SAR's relating to stock options could also be granted during such period. Currently, approximately 430 employees and retirees have outstanding options issued under the 1982 Plan.

     2. Administration. The Committee, which must consist of at least three members of the Board of Directors not eligible to participate in the 1982 or 1991 Option Plans, will select participants from eligible key employees, determine (subject to the terms of the plans) the provisions of the options and SAR's to be granted and the number of shares to be covered by the option or options granted to each participant and generally conduct and administer the plans. Members of the Committee must be "outside directors" as defined under the Code.

     3. Terms and Conditions. As determined by the Committee, options granted under the 1982 and 1991 Option Plans may be non-qualified, incentive or other stock options and will be subject to the following terms and conditions:

          A. Option Price. The option price will be determined by the Committee, but may not be less than 100% of fair market value of the Common Stock at the time an option is granted.

          B. Exercisability. An option will be exercisable in whole or in part during such period, not longer than ten years from the date it is granted, as may be determined by the Committee, provided that no option may be exercised, except in the event of merger, consolidation or other unusual event, during the year ending on the first anniversary date of the granting of the option.

          C. Payment. Payment in full for all shares purchased upon exercise of an option will be made at the time of exercise in cash, in shares of Common Stock or partly in cash and partly in shares of Common Stock. The Committee may permit an optionee to elect to have a portion of the shares deliverable upon exercise of the option withheld to provide for payment of any federal, state or local withholding tax which the Company determines to be due. Otherwise, withholding taxes will be payable in cash at the time of exercise.

          D. Termination of Employment by Death. If an optionee's employment terminates by reason of death one year or more after grant of an option, the option thereafter may be exercised, during the three years after the date of death or the remaining stated period of the option, whichever period is shorter, to the extent it was exercisable at the time of death or thereafter would become exercisable during such three-year period in accordance with its terms.

          E. Termination of Employment by Disability or Retirement. If an optionee's employment terminates by reason of disability or retirement one year or more after grant of an option, the option thereafter may be exercised, during the five years after the date of such termination of employment or the remaining stated period of the option, whichever period is shorter, to the extent such option was exercisable at the time of such termination of employment or thereafter would become exercisable during such period in accordance with its terms; provided that if the optionee dies within five years after the date of such termination of employment, the unexercised option thereafter may be exercised, during either (1) the period ending on the later of five years after such termination of employment and one year after the date of death or (2) the period remaining in the stated term of the option, whichever period is shorter, to the extent such option was exercisable at the date of death or thereafter would become exercisable during the remainder of the five-year period after such termination of employment in accordance with its terms. For purposes of the plans, "retirement" means termination of employment with the Company after the optionee has attained age 55 and completed ten or more years of employment; or after the optionee has attained age 65, regardless of the length of such optionee's employment. An optionee shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the disability as the Committee, in its sole discretion, may require.

          F. Other Termination of Employment. Upon termination of an optionee's employment for any reason, other than death, disability or retirement one year or more after grant of an option, the option will thereupon terminate. An authorized leave of absence under certain conditions does not terminate employment for purposes of the plan.

          G. Conditions of Purchase. The Committee may require participants to agree with Dun & Bradstreet in writing that they are acquiring shares upon exercise of an option for investment and not with a view to distribution. The Committee may also, in its discretion, impose as a condition of any option any restrictions on the transferability of shares acquired through the exercise of such option as it may deem fit.

          H. Transferability. Options will not be transferable otherwise than by will or by the laws of descent or distribution.

         4. Stock Appreciation Rights. As determined by the
Committee, SAR's granted under the 1991 Option Plan will be subject to the following terms and conditions and such as the Committee may impose. No new SAR's may be granted under the 1982 Option Plan.

          A. Grants. SAR's may be granted by amendment of options previously granted under the Option Plan or at the time of grant of options. SAR's will cover the same shares covered by an option (or such lesser number of shares as the Committee may determine) and will be subject to the same terms and conditions as the option in addition to those included in the SAR. Any optionee will be eligible to receive SAR's; however, the Committee's present policy is not to grant SAR's.

          B. Terms of SAR's. A SAR entitles an optionee to surrender an unexercised related option, or any portion thereof, and to receive in exchange cash or shares of Common Stock, or a combination thereof, with a value equal to the excess of the fair market value on the exercise date of the Common Stock over the option exercise price for the number of shares covered by the option, or portion thereof, which is surrendered. Shares of Common Stock covered by an option, or portion thereof, surrendered upon exercise of a SAR will be unavailable thereafter for further grants of options. SAR's granted to executive officers will not be exercisable until more than six months after grant and only during the ten-day period commencing on the third business day after release of quarterly or annual results of operations of the Company.

          C. Limitation on Exercisability. The Committee will be required to impose such conditions upon exercisability of SAR's as will result, except upon the occurrence of a change in capital or other unusual event, in the amount to be charged against the Company's consolidated income by reason of SAR's not exceeding, in any one calendar year, two percent of the prior calendar year's consolidated income before income taxes.

          D. Limited SAR's. The Committee will be empowered under the Option Plan to grant "limited stock appreciation rights" which would be exercisable only upon the occurrence of specified contingent events ("Limited SAR's"). Limited SAR's may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that related options or SAR's or both are not exercisable while such Limited SAR's are exercisable. Any optionee will be eligible to receive Limited SAR's; however, the Committee's present policy is to grant Limited SAR's, if any, only to executive officers of Dun & Bradstreet.

     5. Changes in Capital and Other Events. The 1982 and 1991 Option Plans provide for appropriate adjustment of options and SAR's, or substitution of new options, and adjustment in the maximum number of shares underlying options which may be granted under the plan or to an individual participant in the event of certain changes in the capitalization of Dun & Bradstreet. In the event of (i) merger, consolidation or similar transaction in which the Shareowners of Dun & Bradstreet receive cash or securities other than common stock, (ii) a tender or exchange offer for at least 50% (or a lesser percentage determined by the Committee) of Dun & Bradstreet's Common Stock, or (iii) the occurrence of a Change in Control of the Company, as defined in the Plan, the Committee will accelerate the exercisability of all outstanding options and SAR's and/or adjust such options and SAR's by substituting publicly traded common stock of the acquiror or its parent.

     6. Amendments. The 1982 and 1991 Option Plans may be amended by the Board of Directors, except that, without the approval of the Shareowners, the Board may not (a), except upon a change in capital or other unusual event, increase the total number of shares reserved or change the maximum number of shares for which options may be granted to any participant, (b) decrease the option price to less than 100% of fair market value on the date of grant, (c) change the employees or class of employees eligible to receive options under the plan, or
(d) materially increase the benefits accruing to participants under the plan.

     7. Consideration. The consideration to be received by Dun & Bradstreet for the granting of options under the 1982 and 1991 Option Plans is the continued employment of participants. Consideration for the issuance of shares under the plans will consist of the payment of the option price upon exercise of an option or surrender of a related option upon exercise of a SAR.

     Tax Consequences. Non-Qualified Stock Options--If a participant receives a non-qualified option, the difference between the market value of the stock at the date of exercise and the option price will be treated as taxable income to the employee at the date of exercise and Dun & Bradstreet will be entitled to an income tax deduction in the same year in an amount measured by the amount of income taxable to the employee. The optionee will be entitled to a cost basis for the stock for income tax purposes equal to the amount paid for the stock plus the amount of income taxable at the time of exercise. Any subsequent sale of such stock will be entitled to long-term capital gain or loss treatment if held for more than one year at the time of sale, or short-term capital gain or loss treatment if held for one year or less at the time of sale.

     Incentive Stock Options--If a participant receives an incentive stock option satisfying the requirements of the Code, does not dispose of shares received upon exercise of the option less than one year after exercise and two years after grant of the option and is continuously an employee from the date of grant of the option to three months before the date of exercise (except in the event of disability or death), the difference between the option exercise price and the fair market value of shares received as a result of the exercise (the "incentive stock option spread") will not be subject to ordinary income tax until the optionee sells or otherwise disposes of the shares received. In such event, Dun & Bradstreet is not entitled to a deduction for income tax purposes in connection with the exercise of the option. Such incentive stock option spread, nevertheless, is included in the optionee's alternative minimum taxable income as of the date of exercise. Upon any subsequent sale of the shares received as a result of the exercise, any amount realized in excess of the option exercise price will be subject to tax as long-term capital gain and any loss will be treated as long-term capital loss. For purposes of computing alternative minimum taxable income in connection with such sale, the optionee's basis will be increased to equal the fair market value previously taken into account for alternative minimum tax purposes and the optionee may be entitled to a credit for any tax paid as a result of the inclusion of the incentive stock option spread in alternate minimum taxable income for the earlier year. If the above requirements for incentive stock option tax treatment are not met, the option is treated as a non-qualified option.

     Stock Appreciation Rights--Upon exercise of a SAR, a participant will recognize taxable income in the amount of the aggregate cash and fair market value of the Common Stock received. Dun & Bradstreet will be entitled to an income tax deduction in the amount of such income recognized by the participant. The participant's tax basis for the Common Stock received upon exercise of a SAR will be the fair market value of such shares recognized by the participant as taxable income attributable to the exercise of the SAR.

     Other Information. The closing market price of Dun & Bradstreet Common Stock on February 24, 1995 was $51.25. In addition to the information given above as to options granted during 1994 to the executive officers named in the Summary Compensation Table and to all current executive officers as a group and employees as a group, no current directors who are not executive officers, no nominees for election as director and no associates of any such directors, executive officers or nominees were granted options during 1994.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENTS TO THE 1991 KEY EMPLOYEES STOCK OPTION PLAN AND FOR THE PROPOSED AMENDMENT TO THE 1982 KEY EMPLOYEES STOCK OPTION PLAN.

                    PROPOSED AMENDMENT TO 1989 KEY EMPLOYEES
                             RESTRICTED STOCK PLAN

     The Board has amended the Restricted Stock Plan to provide for an additional 600,000 shares of Common Stock which may be issued thereunder. At its adoption in 1989, the Restricted Stock Plan provided for issuance of 1,800,000 shares to participants, of which 1,005,268 shares remain available for grants as of February 24, 1995. The Board deems it advisable to increase the number of available shares so as to provide for the continued ability to make restricted stock grants after the currently available shares are utilized.

     The following summary of the plan, as proposed to be amended, is subject to the complete terms of the plan, a copy of which is attached to this Proxy Statement as Exhibit D.

     1. Shares Covered and Eligible Participants. The plan provides for the granting at any time prior to December 31, 1998 of not more than 2,400,000 shares of Dun & Bradstreet Common Stock to key employees (including officers but excluding persons who serve only as directors) of the Company who are from time to time responsible for the management, growth or protection of the business of the Company. Currently, approximately 200 employees participate. The shares may be authorized but unissued shares or treasury shares. Shares forfeited under the Restricted Stock Plan may be reissued to plan participants.

     2. Administration. The Committee, which must consist of at least three members of the Board who are not eligible to participate in the Restricted Stock Plan, will select participants from eligible key employees, determine (subject to the terms of the plan) the provisions of restricted stock awards, and generally interpret and administer the plan.

     3. Terms of Awards. Awards of restricted stock will vest during a period of from one to ten years after the date of grant, as designated by the Committee at the time of the award. During this period the participant will not be able to sell or dispose of the shares. The participant, however, will be entitled to vote the shares and receive dividends. A participant will forfeit all rights to restricted stock not yet vested upon termination of employment, except that any unvested shares will vest if the participant retires, becomes disabled or dies. In the event of retirement, however, the Committee may determine that some or all of the restricted stock shall be forfeited or that the restrictions will continue until their expiration date.

     4. Changes in Control or Other Events. The Restricted Stock Plan provides for appropriate adjustment of awards in the event of certain changes in the capital of Dun & Bradstreet. Furthermore, in the event of a merger, consolidation or similar transaction in which the Shareowners receive cash or securities other than common stock, or in the event of a tender or exchange offer for at least 50% (or a lesser percentage determined by the Committee) of Dun & Bradstreet's Common Stock, the Committee will accelerate the vesting of outstanding awards and/or adjust the awards by substituting publicly traded common stock of the acquiror or its parent.

     5. Amendments. The Restricted Stock Plan may be amended by the Board of Directors, except that, without the approval of the Shareowners, the Board may not (a) except upon a change in capital or other unusual event, increase the total number of shares reserved under the plan, (b) change the employees or class of employees eligible to receive awards under the plan, or (c) materially increase the benefits accruing to employees under the plan.

     Tax Consequences. Based on current laws and regulations, there will be no federal income tax consequences to either the Company or a recipient of an award for the year in which the award is granted, unless the recipient elects to report as ordinary income in the year of grant the fair market value (determined without regard to any restrictions) of the shares of Common Stock granted. In the absence of such an election, the fair market value of any non-forfeited shares of Common Stock will constitute ordinary income to the recipient at the time the restrictions lapse. The Company will receive an income tax deduction at the same time in an amount equal to the amount constituting ordinary income to the recipient. Gain, if any, which is in excess of value reported as ordinary income and which is realized upon the subsequent disposition of shares of Common Stock subject to an award shall constitute capital gain.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE 1989 KEY EMPLOYEES RESTRICTED STOCK PLAN.

                PROPOSED DUN & BRADSTREET RESTRICTED STOCK PLAN
                           FOR NON-EMPLOYEE DIRECTORS

     On July 20, 1994, the Board of Directors adopted The Dun & Bradstreet Corporation Restricted Stock Plan for Non-Employee Directors (the "Directors' Stock Plan"), subject to approval by the Shareowners at the Annual Meeting. The Directors' Stock Plan provides for the award to members of the Board of Directors who are not employees of the Company of 300 restricted shares of Dun & Bradstreet Common Stock each year, which will become vested in accordance with the conditions described below. In the opinion of the Board, the Directors' Stock Plan will align directors' interests more closely with the interests of other Shareowners and aid the Company in securing and retaining directors of outstanding ability.

     The following summary of the Directors' Stock Plan is subject to the complete terms of the plan, a copy of which is attached to this Proxy Statement as Exhibit E.

     1. Shares Covered and Eligible Participants. The Directors' Stock Plan provides for the granting in the aggregate of not more than 50,000 shares of Dun & Bradstreet Common Stock to non-employee directors of

Dun & Bradstreet. The shares may be authorized but unissued shares or treasury shares. Shares forfeited under the plan may be reissued to plan participants.

     2. Administration. The Committee generally interprets and administers the Directors' Stock Plan but shall have no power to select participants under the plan or to determine the provisions of awards. All current members of the Committee participate in the plan.

     3. Terms of Awards. The plan provides that each non-employee director shall be granted an award of 300 shares of restricted stock following release of Dun & Bradstreet's earnings results for the second quarter of each year. Awards of restricted stock will vest five years after the date of grant. During this period the participant will not be able to sell or dispose of the shares. The participant, however, will be entitled to vote the shares and receive dividends. A participant will forfeit all rights to restricted stock not yet vested upon involuntary termination of Board service for cause by Board or Shareowner action. Any unvested shares will vest if the participant retires, becomes disabled, dies or is involuntarily terminated from Board service without cause following a Change in Control of Dun & Bradstreet, as defined under Change-in-Control Severance Agreements later in this Proxy Statement. Upon a participant's termination of Board service for other reasons or resignation, a pro rata portion of the restricted stock shall be forfeited based on the number of months remaining in the five-year restriction period.

     4. Changes in Capital or Other Events. The Directors' Stock Plan provides for appropriate adjustment of awards in the event of certain changes in the capital of Dun & Bradstreet. Furthermore, in the event of a merger, consolidation or similar transaction in which the Shareowners receive cash or securities other than common stock, or in the event of a tender or exchange offer for at least 50% (or a lesser percentage determined by the Committee) of Dun & Bradstreet's Common Stock, the Committee will accelerate the vesting of outstanding awards and/or adjust the awards by substituting publicly traded common stock of the acquiror or its parent.

     5. Amendments. The Directors' Stock Plan may be amended by the Board of Directors, except that, without the approval of the Shareowners, the Board may not (a) except upon a change in capital or other unusual event, increase the total number of shares reserved under the plan, (b) change the participants or class of participants eligible to receive awards under the plan, (c) materially increase the benefits accruing to participants under the plan, or (d) effect any other amendment for which Shareowner approval is required under applicable laws or rules. In addition, no amendment may be made more than once every six months other than to comport with changes in the Code or the Employee Retirement Income Security Act.

     Other Information. Effective July 26, 1994, subject to the approval of the Directors' Stock Plan by the Shareowners at the Annual Meeting, 300 shares of restricted stock were awarded to each of nine non-employee directors.

     Approval of the plan by the Shareowners is not required under Delaware law. The plan, however, is being submitted to the Shareowners in order that stock awarded under the plan will be exempt from the short-swing trading restrictions of Section 16 of the Securities Exchange Act of 1934 pursuant to Rule 16b-3 thereunder. The plan states that if the Shareowners do not approve it, the plan and all awards granted under it will be void. The directors who received awards in July 1994 have agreed not to vote the shares so awarded unless and until the Shareowners approve the plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED DUN & BRADSTREET CORPORATION RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS.

                      APPOINTMENT OF AND RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Upon recommendation of the Audit Committee, the Board of Directors of Dun & Bradstreet has, subject to approval by the Shareowners, appointed Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as independent public accountants to audit the consolidated financial statements of the Company for the year 1995.

     Coopers & Lybrand also acted as independent public accountants for 1994. In connection with its audit of the consolidated financial statements of the Company, Coopers & Lybrand also audited the separate financial statements of certain subsidiaries, audited the financial statements of various benefit plans of the Company, reviewed certain filings with the Securities and Exchange Commission ("SEC") and performed certain non-audit services.

     The Audit Committee has reviewed each professional service provided by Coopers & Lybrand during 1994 and the types of professional non-audit services which may be provided by it in the future, and has concluded that the performance of non-audit services does not affect the independence of Coopers & Lybrand in its audit of the Company's consolidated financial statements.

     A representative of Coopers & Lybrand is expected to be present at the meeting. Such representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF COOPERS & LYBRAND.

                     SHAREOWNER PROPOSAL ON IMPLEMENTATION
                           OF THE MACBRIDE PRINCIPLES

     The New York City Employees Retirement System, c/o Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, the beneficial owner ("Owner") of 486,420 shares of Dun & Bradstreet Common Stock ("Shares") on October 14, 1994; the New York City Teachers Retirement System, c/o Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, Owner of 249,400 Shares on October 14, 1994; the New York City Fire Department Pension Fund, c/o Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, Owner of 38,621 Shares on October 14, 1994; the New York City Police Pension Fund, c/o Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, Owner of 146,519 Shares on October 14, 1994; the Adrian Dominican Sisters, 1257 East Siena Heights Drive, Adrian, Michigan 49221, Owner of 31,000 Shares on October 20, 1994; the Corporation of the Convent of the Sisters of Saint Joseph, Mount Saint Joseph Convent, Chestnut Hill, Philadelphia, Pennsylvania 19118, Owner of 3,000 Shares on October 27, 1994; the Minnesota State Board of Investment, Suite 105, MEA Building, 55 Sherburne Avenue, St. Paul, Minnesota 55155, Owner of at least 172,326 Shares on November 3, 1994; and the Sisters of Saint Dominic, Mount Saint Dominic, Caldwell, New Jersey 07006, Owner of at least 100 Shares on November 14, 1994, have advised the Company that they will introduce at the meeting the following proposal and statement in support thereof. The New York State Common Retirement Fund, c/o State Comptroller, State of New York, Office of the State Comptroller, A. E. Smith State Office Building, Albany, New York 12236, Owner of 1,056,000 Shares on November 1, 1994; the Congregation of the Sisters of Charity of the Incarnate Word, P.O. Box 230969, 6510 Lawndale, Houston, Texas 77223, Owner of 12,300 Shares on November 7, 1994; the Sisters of Charity of the Incarnate Word Health Care System, 2600 North Loop West, Houston, Texas 77092, Owner of 39,500 Shares on September 30, 1994; and Christian Brothers Investment Services, Inc., 675 Third Avenue, 31st Floor, New York, New York 10017, Owner of 63,600 Shares on October 24, 1994, have advised the Company that they intend to co-sponsor such proposal.


Shareowner Proposal

     WHEREAS, Dun and Bradstreet Corporation operates a wholly-owned subsidiary in Northern Ireland, Dun and Bradstreet Ltd. of Belfast;

     WHEREAS, the on-going peace process in Northern Ireland encourages us to search for non-violent means for establishing justice and equality;

     WHEREAS, employment discrimination in Northern Ireland has been cited by the International Commission of Jurists as being one of the major causes of the conflict in that country;

     WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

          1. Increasing the representation of individuals from underrepresented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs.

          2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

          3. The banning of provocative religious or political emblems from the workplace.

          4. All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groupings.

          5. Layoff, recall, and termination procedures should not in practice, favor particular religious groupings.

          6. The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

          7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

          8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

          9. The appointment of a senior management staff member to oversee the company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

     RESOLVED, Shareholders request the Board of Directors to:

          1. Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.

Supporting Statement

     Continued discrimination and worsening employment opportunities have been cited as contributing to support for a violent solution to Northern Ireland's problems.

     In May 1986, the United States District Court ruled in NYCERS v. American Brands, 634 F. Supp. 1382 (S.D.N.Y., May 12, 1986) that "all nine of the MacBride Principles could be legally implemented by management in its Northern Ireland facility."

     An endorsement of the MacBride Principles by Dun and Bradstreet will demonstrate its concern for human rights and equality of opportunity in its international operations.

     Please vote your proxy FOR these concerns.

Opposing Statement of the Board of Directors

     In its statements opposing the adoption of identical Shareowner proposals presented at the 1989, 1990, 1991, 1992, 1993 and 1994 Annual Meetings of Shareowners, your Board of Directors confirmed the Company's long-standing commitment to equal opportunity in employment and pointed to the Company's firm policy that employment opportunities be extended to applicants and associates on an equal basis, regardless of an individual's race, creed, color, national origin, religion, age, sex or handicap. We confirm that this commitment and policy have not changed over the past year and that they are strongly supported by your Board of Directors.

     The Company's presence in Northern Ireland is limited to a small branch office of Dun & Bradstreet Limited (Irl.) ("D&B Ireland"), which is located in Bangor, Co. Down and employs 17 people, and a small branch office of A.C. Nielsen Co. Ltd. ("Nielsen"), which is located in Belfast and employs 2 people. These offices adhere to the standards of the Fair Employment (Northern Ireland) Act of 1989 (the "Act") and to the Company's own policy of equal employment opportunity. In April 1992, D&B Ireland registered with the Fair Employment Commission as required by the Act. Nielsen is not required to register with the Fair Employment Commission due to the small number of employees in the Belfast office. None of the Company, D&B Ireland, Nielsen or, to the Company's knowledge, the appropriate governmental agencies in Northern Ireland has ever received any complaint of religious or political discrimination with respect to the operations of D&B Ireland or Nielsen and the Company is satisfied that the employment practices adopted by the Bangor and Belfast offices are fair and non-discriminatory.

     The objective of both the MacBride Principles and the Act is to eliminate employment discrimination in Northern Ireland. The Company wholeheartedly supports this objective. However, by adopting the MacBride

Principles, the Company would be accountable to two sets of similar, but not identical, fair employment guidelines. This would be neither necessary nor desirable, particularly in view of the Company's own internal policies and practices with respect to the promotion of fair and equal employment opportunities.

     ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST APPROVAL OF THIS PROPOSAL.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Report of the Executive Compensation and Stock Option Committee

  Executive Compensation Philosophy

     Dun & Bradstreet's executive compensation program reflects the following executive compensation philosophy, which was developed by the Executive Compensation and Stock Option Committee of the Board of Directors and adopted by the Board of Directors in April 1992:

     "Dun & Bradstreet's mission is to be the number one worldwide provider of quality business-to-business information and related services in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to Shareowners, D&B must compete for, attract, develop, motivate and retain top quality executive talent at the Corporate Office and operating business units of the Company during periods of both favorable and unfavorable world-wide business conditions.

     D&B's executive compensation program is a critical management tool in achieving this goal. 'Pay for performance' is the underlying philosophy for D&B's executive compensation program. Consistent with this philosophy, the program has been carefully conceived and is independently administered by the Executive Compensation and Stock Option Committee (the "Committee") of the Board of Directors which meets regularly during the year and is comprised entirely of independent non-employee directors. The program is designed to link executive pay to corporate performance, including share price, recognizing that there is not always a direct and short-term correlation between executive performance and share price.

     To align Shareowner interests and executive rewards, significant portions of each D&B executive's compensation represent 'at risk' pay opportunities related to accomplishment of specific business goals.

     The program is designed and administered to:

     o provide annual, intermediate and longer term incentives that help focus each executive's attention on approved operating-unit and Corporate business goals the attainment of which, in the judgment of the Committee, should increase long-term Shareowner value.

     o link 'at risk' pay with appropriate measurable quantitative and qualitative achievements against approved performance parameters.

     o reward individual and team achievements that contribute to the attainment of the Corporation's business goals.

     o provide a balance of total compensation opportunities, including salary, bonus, and longer term cash and equity incentives, that are competitive with top-ranking, multi-divisional, global companies and reflective of the Corporation's performance.

     o support organizational changes and objectives which are strategic, structural or cultural."

     In seeking to link executive pay to corporate performance, the Committee believes that the most appropriate measure of corporate performance is the increase in long-term Shareowner value, which involves improving such quantitative performance measures as revenue, net income, cash flow, operating margins, earnings per share ("EPS") and return on shareowners' equity ("ROE"). The Committee may also consider qualitative corporate and individual factors which it believes bear on increasing the long-term value of the Company to its Shareowners. These include (i) the development of competitive advantage, (ii) the ability to deal effectively with the complexity and globalization of the Company's businesses, (iii) success in developing business strategies, managing costs and improving the quality of the Company's products and services as well as customer satisfaction, and
(iv) the general performance of individual job responsibilities.

  Components of Executive Compensation Program

     Dun & Bradstreet's executive compensation program consists of (i) an annual salary and bonus, (ii) an intermediate-term incentive represented by potential performance unit awards, and (iii) a long-term incentive represented by stock options. As explained below, the bonuses, performance units and stock options serve to link executive pay to corporate performance, since the attainment of these awards depends upon meeting the quantitative and, if applicable, qualitative performance goals which serve to increase long-term Shareowner value.

     Under recent amendments to the Internal Revenue Code, certain incentive compensation paid to the five most highly-paid executive officers of the Company is not deductible for federal income tax purposes unless changes are made in the Company's incentive plans described below, and such changes are approved by Shareowners. Elsewhere in this Proxy Statement, there are set forth proposals to make the appropriate changes in several of the Company's incentive plans so that the Company may claim such tax deductions. If approved by Shareowners, these changes would affect compensation beginning in 1996.

     Salary and Bonus. In December of each year, the Committee sets the annual salary of each executive officer, including those named in the Summary Compensation Table below (the "named executives"), for the following year and establishes a potential bonus opportunity the executive may earn for each of the quantitative and, if applicable, qualitative performance goals established by the Committee. These goals currently consist of a mix of targets for the performance measures of corporate EPS, net income and revenue, as well as, for certain executive officers, business unit operating income and revenue. The Committee sets these targets early in the year after a detailed review by the Board of Directors of the Company's annual operating budget. No bonus is earned with respect to a performance measure unless a performance "floor" for that measure is exceeded; the bonus opportunity with respect to a measure is earned if the target is achieved; achievement between the floor and the target results in a lower bonus with respect to that performance measure. An amount larger than the bonus opportunity for each performance measure can be earned, up to a specified limit, for exceeding the target for that measure.

     The bonus portion of compensation is highly leveraged. For example, each 1% above or below the EPS, net income and revenue targets will have a positive or negative impact several times greater than 1% on the bonus actually earned versus the bonus opportunity. In addition, in the case of the 1994 corporate revenue target, no bonus would have been earned with respect to the revenue component if 1994 revenue had been below 1993 revenue. In ascertaining the achieved level of performance against the targets, the effects of certain extraordinary events, as determined by the Committee, such as (i) major acquisitions and divestitures, (ii) significant one-time charges, and (iii) changes in accounting principles required by the Financial Accounting Standards Board, are "compensation neutral" for the year in which they occurred, that is, they are not taken into account in determining the degree to which the targets are met in that year. There were no such events in 1994.

     Performance Units. Under Dun & Bradstreet's intermediate-term Performance Unit Plan, executive officers are granted performance units which represent the opportunity to earn cash and restricted stock at the end of a set period (currently three years) following the date of grant, based upon the degree to which previously established performance goals for that period have been met. These goals currently include floor and target corporate EPS and revenue growth performance targets, and there are leveraged payout rates that operate in a manner similar to the bonus plan described above. A new award period begins each year. The cash performance unit awards shown as paid in 1994 under "Long-Term Incentive Payouts" in the Summary Compensation Table were based on corporate EPS performance targets previously established by the Committee for the 1991-1993 period for the named executives other than Volney Taylor, whose targets included operating unit revenues as well as EPS, and Serge Okun. Because the actual EPS results for the 1991-1993 period were slightly below the targets established, the payments to Mr. Weissman shown in the table were lower than they would have been if the targets had been met. The award shown as paid to Mr. Okun in 1994 was paid under the Long-Term Incentive Compensation Plan of I.M.S. International, Inc. ("IMS"), a wholly-owned subsidiary of Dun & Bradstreet. Under this plan, Mr. Okun was granted units with an eventual value determined by the extent to which IMS earnings growth during a performance period met or exceeded targets established (subject to Committee oversight) by the IMS Compensation Committee, which consists of Mr. Weissman, prior to the start of each performance period.

     It has been the Company's practice to award restricted stock to executive officers who earn cash performance unit awards at the end of an award period, based on achievement of the same performance goals underlying the cash awards. The amount of restricted stock that can be earned is determined by the Committee at the time of the performance unit grant based on its judgment as to the appropriate amount of incentive compensation that should be in the form of stock in order to meet competitive compensation trends. The amounts of restricted stock shown in the Summary Compensation Table as awarded in 1994 to executive officers other than Mr. Okun were equal to 50% of the cash performance unit awards earned by the named executives for the 1991-1993 period. As a result, one-third of the total intermediate-term award consisted of restricted stock. Restricted stock is Dun & Bradstreet Common Stock that must be held for a specified period of time after it is issued before it can be sold or disposed of. (Currently, one third of the restricted stock vests in each of the three years following the date of issue.) The executive is entitled to receive dividends and vote the stock during this period. If the executive leaves the Company other than by retirement, the unvested stock generally is forfeited. Thus, performance-based restricted stock awards serve as both a reward for performance and a retention device for key executives, as well as aligning their interests with Shareowners as a group.

     Stock Options. The long-term component of Dun & Bradstreet's executive compensation program consists of stock option grants. The options permit the option holder to buy the number of shares of Dun & Bradstreet Common Stock covered by the option (an "option exercise") at a price equal to the market price of the stock at the time of grant. Thus, the options gain value only to the extent the stock price exceeds the option exercise price during the life of the option. The options may not be exercised for at least one year after grant. Generally, they may then be exercised in installments of 25% of the grant amount each year until they are 100% vested and they expire 10 years after the grant date.

  Basis of 1994 Compensation

     As indicated in the Company's executive compensation philosophy, a major factor in the Committee's compensation decisions is the competitive marketplace for senior executives. The Committee uses the services of outside compensation consultants to secure data on competitive compensation trends and meets with these consultants outside the presence of management. In setting competitive compensation levels, the Company compares itself to a self-selected group of companies of comparable size, market capitalization, technological and marketing capabilities, performance and global presence with which Dun & Bradstreet competes for executives (the "compensation comparison group"). Since the Company's most direct competitors for executive talent are not the same companies used for a comparison of Shareowner return, the compensation comparison group is not the same as the "performance peer group" used for the 5-Year Cumulative Total Return graph discussed below.

     In determining the 1994 salary and bonus opportunity for Robert E. Weissman, the Company's Chief Executive Officer during 1994, and the other named executives, the Committee's approach was to set compensation opportunity levels above the median compensation level, but not exceeding the 75th percentile, of the compensation comparison group of companies. The Committee also took account of the Company's revenue, cash flow and ROE performance, its ability to meet EPS targets, improvements in operating margins through increased productivity and lower costs, and other actions taken to increase the long-term value of the Company to its Shareowners, without any specific weighting of those factors. In addition, the Committee took into consideration actions to encourage the Company's associates to focus on customer satisfaction and to ensure that the Company's values and ethical business standards are clearly understood and followed by its associates worldwide.

     To recognize Mr. Weissman's increased responsibilities upon his election as Chief Executive Officer effective January 1, 1994, and after considering the other factors discussed above, the Committee increased Mr. Weissman's 1994 salary by 18.5% over 1993, and increased his 1994 bonus opportunity by 18% over 1993. In determining the performance targets for earning the 1994 bonus, the Committee believed that revenue growth, net income growth and EPS growth were of equal significance, and thus these three factors were given essentially equal weight (34%, 33% and 33%, respectively) in determining the bonus to be earned. Because the actual results for 1994 were slightly below the targets established, the bonus payment to Mr. Weissman shown in the Summary Compensation Table was lower than it would have been if the targets had been met.

     For 1994 and at least the five previous years, year-to-year increases in total annual cash compensation opportunities for Mr. Weissman and the other named executives have generally reflected a higher percentage increase in bonus opportunity versus salary in order to provide a strong linkage between compensation and corporate performance.

     The 1994 performance unit grants to the named executives shown in the table labeled "Long-Term Incentive Plans--Awards in Last Fiscal Year" were made in December 1994 and are for awards to be earned over the 1995-1997 period. The amount ultimately paid for these awards is based on a combination of cumulative three-year corporate EPS and revenue growth targets established by the Committee.

     Generally, the Committee sets the size of stock option grants based on a multiple of salary, after considering the practices of the compensation comparison group. In determining the level of option grants, the Committee's approach is to set the grant levels at slightly above the median compensation level of the compensation comparison group. The Committee has not specifically used as a factor the number of options held by the named executive, since to do so might encourage the executive to exercise options earlier than otherwise. However, the Committee does review an analysis of the executive's past compensation, and, where applicable, prospective compensation values based on various assumptions of retirement age and corporate performance. The table labeled "Option/SAR Grants in Last Fiscal Year" lists the present values associated with 1994 option grants to Mr. Weissman and the other named executives, based on the Black-Scholes option valuation model, which is one of the methods permitted by the SEC to value options.

     The Committee believes that the 1994 compensation package for Mr. Weissman is appropriate from several perspectives. His 1994 salary and bonus ranks between the 50th and 75th percentiles of the salary and bonus of chief executive officers in the compensation comparison group. Additionally, Mr. Weissman's compensation is appropriate in view of the performance of the Company as indicated in the graphs discussed below.

     The first graph following this Report, which is required by the SEC, compares the Company's five-year cumulative total return to Shareowners (stock price appreciation plus dividends) from December 31, 1989 to December 31, 1994 with the return for the Standard & Poor's 500 Index ("S&P 500") and an index of performance peer group companies. Since there is no widely recognized standard industry group or index comprising Dun & Bradstreet and peer companies, the BusinessWeek magazine Publishing Group of companies has been used as the peer group. This is an independently compiled company grouping that includes Dun & Bradstreet and 12 other companies and approximates Dun & Bradstreet's industry group. The performance peer group return figures shown in the graph exclude Dun & Bradstreet and one company which does not have five years of public results. While Dun & Bradstreet had a return slightly lower than the S&P 500 over the five-year period, the Company's cumulative total return to Shareowners was higher than that of the performance peer group. In addition, as shown in the second graph following this Report, Dun & Bradstreet outperformed the S&P 500 and the performance peer group in ROE over the five-year period.

  Executive Compensation and Stock Option Committee

           James R. Peterson, Chairman
           Robert A. Hanson                     Vernon R. Loucks, Jr.
           Robert J. Lanigan                    Michael R. Quinlan

     (The following tabular information is a description, pursuant to Rule 304 of Regulation S-T, of a graph contained in the paper format of this Proxy Statement being sent to Shareowners.)

                  Comparison of 5-Year Cumulative Total Return
           Dun & Bradstreet, S&P 500 & BusinessWeek Publishing Group

                                 12/31  12/31  12/31   12/31   12/31   12/31
                                 1989   1990   1991    1992    1993    1994
                                 ----   ----   ----    ----    ----    ----
S & P 500 ..................    $100.0  $96.9  $126.4  $136.1  $149.8  $151.7
Dun & Bradstreeet ..........    $100.0  $96.1  $137.4  $143.6  $159.5  $148.8
Peer Group .................    $100.0  $78.5  $ 91.8  $107.4  $134.8  $121.9

Source: Zacks Investment Research.
Assumes $100 invested on 12/31/89.
Total return calculated to December 31, 1994.
Assumes dividend reinvestment.

The performance peer group consists of McGraw-Hill, Inc., Dow Jones & Company, Inc., Gannett Co., Inc., Knight-Ridder, Inc., The Times Mirror Company, The New York Times Company, The Washington Post Company, Tribune Company, Meredith Corporation, Time Warner Inc., and The E.W. Scripps Company. These companies, along with Dun & Bradstreet and one company that does not have a five-year stock price history, constitute BusinessWeek's Publishing Group as published on December 26, 1994.

- --------------------------------------------------------------------------------
     (The following tabular information is a description, pursuant to Rule 304 of Regulation S-T, of a graph contained in the paper format of this Proxy Statement being sent to Shareowners.)

                 Comparison of 5-Year Return on Average Equity
           Dun & Bradstreet, S&P 500 & BusinessWeek Publishing Group

                                                  YEAR END
                                 -------------------------------------------
                                 1989    1990   1991    1992    1993    1994
                                 ----    ----   ----    ----    ----    ----
Dun & Bradstreet ...........    27.22%  24.21%  24.37%  25.58%  34.39%  53.83%
S & P 500 ..................    13.89%  12.53%   9.07%  10.81%  14.83%  16.05%
Peer Group .................    11.85%   5.60%   5.74%   6.55%   9.49%  11.74%

Source: Compustat.
1994 reflects the latest 4 quarters available (through 3Q94).
1993 & 1994 use Earnings From Operations, prior years use Income
  Before Extraordinary Items.
Peer Group weighted by average book value.

                                                   SUMMARY COMPENSATION TABLE

                                                                                  Long-Term Compensation
                                                                            -----------------------------------
                                              Annual Compensation                    Awards            Payouts
                                       -----------------------------------  ------------------------  ---------
          (a)                 (b)        (c)          (d)          (e)          (f)          (g)         (h)          (i)
                                                                                          Securities
                                                               Other Annual  Restricted   Underlying  Long-Term    All Other
                                                                  Compen-      Stock       Options/   Incentive      Compen-
                                        Salary     Bonus (1)     sation(2)  Award(s)(3)    SAR's(4)   Payouts(5)    sation(6)
Name and Principal Position  Year        ($)          ($)           ($)         ($)          (#)         ($)           ($)
- ---------------------------  ----      -------     ---------   ------------  ---------    ----------  ----------    ---------
Charles W. Moritz .......    1994      826,654      669,571            0      565,188            0    1,130,450       76,970
Chairman of the Board        1993      988,615      872,460        1,434      460,072       40,160      920,250       80,066
                             1992      929,231      839,370        1,055      257,992       54,372      516,000       53,412

Robert E. Weissman ......    1994      818,173      669,571        2,057      373,500       41,111      747,080       61,063
President and Chief          1993      674,077      591,334            0      306,734       40,160      613,500       54,472
  Executive Officer          1992      634,462      569,573        1,712      171,995       37,748      344,000       36,495

Serge Okun ..............    1994      510,000      303,157            0      150,000       16,666      420,000       27,867
Executive Vice President     1993      475,000      450,000            0      249,986       24,788      300,000       29,936
                             1992      450,000      375,000            0            0       11,774      275,000        5,707

Volney Taylor ...........    1994      481,981      313,348            0      185,438       18,888      370,892       44,119
Executive Vice President     1993      444,423      491,941            0      153,963       27,037      307,988       37,807
                             1992      419,615      418,750        1,579       72,043       20,086      144,167       23,100

Edwin A. Bescherer, Jr...    1994      456,173      327,233            0      179,375       18,888      358,795       36,651
Executive Vice President-    1993      414,539      352,902            0      138,016       18,634      276,075       31,506
  Finance and Chief          1992      394,615      304,771        3,670       68,776       17,662      137,600       21,171
  Financial Officer

- ----------
(1) Bonus amounts shown were earned with respect to each year indicated and paid in the following year.

(2) Amounts shown represent reimbursement for taxes paid by the named executive officers with respect to Company-directed spousal travel.

(3) Amounts shown represent dollar value on the date of grant of restricted stock granted in each year. In addition, the number and value of the aggregate restricted stock holdings of the named executive officers at December 31, 1994 were: Mr. Moritz--16,001 shares ($880,055); Mr.
     Weissman--10,616 shares ($583,880); Mr. Okun--6,515 shares ($358,325); Mr.
     Taylor--5,210 shares ($286,550); and Mr. Bescherer, Jr.--4,906 ($269,830).
     Other than for Mr. Okun, one third of each restricted stock award vests in each of the three years following the date of the award. For Mr. Okun, 4,115 shares of the restricted stock award are scheduled to vest in full in February 1996 based on achievement of specific performance criteria and, for the remaining shares, one third of the restricted stock award is scheduled to vest in each of the three years following the date of the award. Dividends are paid at the rate established from time to time for Dun & Bradstreet Common Stock.

(4) Amounts shown represent the number of non-qualified stock options, without tandem stock appreciation rights, granted each year.

(5) Amounts shown represent payments made in each year under the Key Employees Performance Unit Plan or, for Mr. Okun, the IMS Long-Term Incentive Compensation Plan.

(6) Amounts shown represent aggregate annual Company contributions for the account of each named executive officer (other than Mr. Okun) under the Dun & Bradstreet Profit Participation Plan ("PPP") and the Profit Participation Benefit Equalization Plan ("PPBEP"), plans which are open to associates of Dun & Bradstreet and certain subsidiaries upon completion of one year of service. The PPP is a tax-qualified defined contribution plan and the PPBEP is a non-qualified plan which provides a benefit to participants in the PPP equal to the amount of Company contributions that would have been made to the participant's PPP account but for certain Federal tax laws. The amounts shown for Mr. Okun represent Company-paid premiums for life insurance provided under the IMS Executive Pension Plan.

                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                 Individual Grants
- ------------------------------------------------------------------------------------------------
         (a)                    (b)           (c)          (d)        (e)           (f)
                             Number of
                            Securities
                            Underlying    % of Total
                             Options/    Options/SAR's  Exercise
                               SAR's      Granted to     or Base                  Grant Date
                            Granted (1)  Employees in     Price    Expiration  Present Value (2)
         Name                   (#)       Fiscal Year   ($/Share)     Date           ($)
         ----               ----------   ------------   --------   ----------  -----------------
Charles W. Moritz .........          0       0.00%          --            --             0
Robert E. Weissman ........     41,111       1.90%       54.00      12/20/04       444,000
Serge Okun ................     16,666       0.77%       54.00      12/20/04       180,000
Volney Taylor .............     18,888       0.88%       54.00      12/20/04       204,000
Edwin A. Bescherer, Jr. ...     18,888       0.88%       54.00      12/20/04       204,000

- -----------
(1) Amounts shown represent the number of non-qualified stock options, without tandem stock appreciation rights ("SAR's"), granted in 1994. Options may not be exercised for at least one year after grant and may then be exercised in installments of 25% of the grant amount each year until they are 100% vested. Payment must be made in full upon exercise in cash or Common Stock. The option holder may elect to have shares of Common Stock issuable upon exercise withheld by the Company to pay withholding taxes due. The options shown include Limited SAR's in tandem with the options. Limited SAR's are exercisable only if and to the extent that the related option is exercisable and are exercisable only during the 30-day period following the acquisition of at least 20% of the outstanding Common Stock pursuant to a tender or exchange offer not made by the Company. Each Limited SAR permits the holder to receive cash equal to the excess over the related option exercise price of the highest price paid pursuant to a tender or exchange offer for Common Stock which is in effect at any time during the 60 days preceding the date upon which the Limited SAR is exercised. Limited SAR's can be exercised regardless of whether the Company supports or opposes the offer.

(2) Grant date present value is based on the Black-Scholes option valuation model, which makes the following assumptions: an expected stock-price volatility factor of 0.1235, a risk-free rate of return of 7.8%, a dividend yield of 4.17%, and a time of exercise of 10 years. These assumptions may or may not be fulfilled. The amounts shown cannot be considered predictions of future value. In addition, the options will gain value only to the extent the stock price exceeds the option exercise price during the life of the option.

                                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                       AND FISCAL YEAR-END OPTION/SAR VALUES

           (a)                    (b)             (c)                   (d)                         (e)
                                                                Number of Securities
                                                               Underlying Unexercised      Value of Unexercised
                                Shares                        Options/SAR's at Fiscal    In-the-Money Options/SAR's
                               Acquired          Value            Year-End (2)(#)        at Fiscal Year-End (3)($)
                              on Exercise     Realized (1)   --------------------------  --------------------------
          Name                    (#)             ($)        Exercisable  Unexercisable  Exercisable  Unexercisable
        --------              -----------     ------------   -----------  -------------  -----------  -------------
Charles W. Moritz ..........    38,610         1,177,605       274,520       81,420       2,017,660       61,574

Robert E. Weissman .........     3,088            81,832       180,343       99,883       1,172,683       83,890
                                 2,390            40,779
                                17,760           470,640
                                 9,448           161,207

Serge Okun .................         0                 0        24,949       44,108         116,875       29,629

Volney Taylor ..............     6,640           165,170       101,814       54,247         687,348       40,925

Edwin A. Bescherer, Jr. ....     3,088            77,200        70,657       46,732         361,196       40,925
                                 2,390            37,194
                                14,186           251,802

- -------------
(1) Amounts shown represent the value realized upon the exercise of stock options during 1994, which equals the difference between the exercise price of the options and the closing market price of the underlying Common Stock on the date preceding the exercise date.

(2) No SAR's were outstanding at December 31, 1994.

(3) The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price of the underlying Common Stock at December 31, 1994. Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the option.

                                  LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

           (a)                     (b)                (c)               (d)             (e)           (f)
                                                  Performance              Estimated Future Payouts
                                 No. of             or Other          Under Non-Stock Price-Based Plans (2)
                              Shares, Units       Period Until     ------------------------------------------
                                or Other           Maturation      Threshold ($)    Target ($)    Maximum ($)
          Name                Rights(1)($)          or Payout           (0%)          (100%)         (200%)
        --------              -------------       ------------     -------------   -------------  -----------
     Charles W. Moritz ....              0                   0            0                  0              0
     Robert E. Weissman ...      1,480,000         Three Years            0          1,480,000      2,960,000
     Serge Okun ...........        600,000         Three Years            0            600,000      1,200,000
     Volney Taylor ........        680,000         Three Years            0            680,000      1,360,000
     Edwin A. Bescherer, Jr.       680,000         Three Years            0            680,000      1,360,000

- -------------
(1) Amounts shown represent nominal dollar value of grants under the Dun & Bradstreet Performance Unit Plan. The material terms of these grants are described in the Report of the Executive Compensation and Stock Option Committee above.

(2) Awards may range from 0 to 200% of the nominal grant value based on achievements within a range of performance goals. Seventy-five percent of each award will be paid in cash and the remaining 25% will be paid in the form of restricted stock.

Retirement Benefits

     The following table sets forth the estimated aggregate annual benefits payable under the Dun & Bradstreet Retirement Plan, Dun & Bradstreet's Supplemental Executive Benefit Plan and Pension Benefit Equalization Plan to persons in specified average final compensation and credited service classifications upon retirement at age 65. Amounts shown in the table include U.S. Social Security benefits which would be deducted in calculating benefits payable under these plans. These aggregate annual retirement benefits do not increase as a result of additional credited service after 15 years.


                           Estimated Aggregate Annual Retirement Benefit
   Average                         Assuming Credited Service of:
    Final         --------------------------------------------------------------
Compensation        15 Years    20 Years     25 Years     30 Years     35 Years
- ------------      ----------   ----------   ----------   ----------   ----------

$  550,000 ...... $  330,000   $  330,000   $  330,000   $  330,000   $  330,000
   700,000 ......    420,000      420,000      420,000      420,000      420,000
   850,000 ......    510,000      510,000      510,000      510,000      510,000
 1,000,000 ......    600,000      600,000      600,000      600,000      600,000
 1,300,000 ......    780,000      780,000      780,000      780,000      780,000
 1,600,000 ......    960,000      960,000      960,000      960,000      960,000
 1,900,000 ......  1,140,000    1,140,000    1,140,000    1,140,000    1,140,000
 2,200,000 ......  1,320,000    1,320,000    1,320,000    1,320,000    1,320,000


     The number of years of credited service for Messrs. Moritz, Weissman, Okun, Taylor and Bescherer are, respectively, 34, 15, 23, 23 and 16.

     Compensation, for the purpose of determining retirement benefits, consists of salary, wages, cash bonuses, commissions and overtime pay. Severance pay, contingent payments and other forms of special remuneration are excluded. Bonuses included in the Summary Compensation Table above are not paid until the year following the year in which they are accrued and expensed; therefore, compensation for purposes of determining retirement benefits varies from the Summary Compensation Table amounts in that bonuses expensed in the previous year but paid in the current year are part of retirement compensation in the current year and current year's bonuses accrued and included in the Summary Compensation Table are not. For 1994, compensation for purposes of determining retirement benefits for Messrs. Weissman and Bescherer differed by less than 10% from the amount shown in the table. Compensation for 1994 for purposes of determining retirement benefits for Messrs. Moritz, Okun and Taylor was, respectively, $1,699,114, $960,000 and $973,922.


     Average final compensation is defined as the highest average annual compensation during five consecutive twelve-month periods in the last ten consecutive twelve-month periods of the member's credited service. Members vest in their accrued retirement benefit upon completion of five years' service. The benefits shown in the table above are calculated on a straight-life annuity basis.


Change-in-Control Severance Agreements

     Beginning in 1989, the Company entered into agreements with the executive officers named in the Summary Compensation Table above (as well as other officers and key associates of Dun & Bradstreet and its domestic subsidiaries) providing for certain benefits upon actual or constructive termination of employment in the event of a Change in Control (as defined below) of the Company. With respect to the named executive officers, if, following a Change in Control, such an executive officer's employment is terminated other than for cause or by reason of death, disability or normal retirement, or the executive officer terminates employment for "good reason" (generally, an unfavorable change in employment status, compensation or benefits or a required relocation), such executive officer shall be entitled to receive a lump sum payment equal to three times salary plus bonus opportunity, continuation of welfare benefits and certain perquisites for three years, outplacement consulting in the amount of 20% of salary plus bonus opportunity, immediate vesting of all deferred compensation and benefit plan entitlements and payment of any excise taxes due in respect of the foregoing benefits. The term of each agreement continued until December 31, 1992, and has been automatically extended for additional one-year terms subject to termination by the Company. There is an automatic 24-month extension following any Change in Control. A Change in Control generally is deemed to occur if:

(i) any person becomes the owner of 30% of Dun & Bradstreet's voting securities; (ii) during a two-year period the majority of the membership of the Board of Directors changes without approval of two-thirds of the directors who either were directors at the beginning of the period or whose election was previously so approved; (iii) the Shareowners approve a merger or consolidation with another company in which Dun & Bradstreet's voting securities do not continue to represent at least 50% of the surviving entity; or (iv) the Shareowners approve a liquidation, sale or disposition of all or substantially all of the Company's assets.

Compensation of Directors

     Cash Compensation. In 1994, each director not employed by the Company was paid a retainer at an annual rate of $30,000 in quarterly installments. In addition, each such director was paid a fee of $1,200 for each Board or Committee meeting attended in 1994 and, effective July 1, 1994, each such director who was Chairman of a Committee of the Board of Directors was paid an additional retainer at an annual rate of $4,000 in quarterly installments. If a Board or Committee meeting lasted more than half a day or if such meeting was held other than on a date regularly scheduled for a Board meeting, the regular $1,200 fee was doubled for such meeting. Directors who were employed by the Company received no retainers or fees.

     Each director not employed by the Company may elect on or before December 31 of any year to have all or a specified part of the retainer and fees during the subsequent calendar year or years deferred until such director ceases to be a director. New directors may similarly so elect at the beginning of their terms. Such deferred amounts are held for the account of directors and bear interest at prescribed rates. Deferred amounts and accrued interest are paid in accordance with a director's election in a lump sum or five or ten annual installments commencing on the tenth day of the calendar year following the year in which such person ceases to be a director of Dun & Bradstreet, except that the balance of a director's account is paid in a lump sum on the tenth day of the calendar year following the director's death to the director's estate or to such beneficiary as was previously designated by the director. A director may change or terminate an election to defer retainers and fees, effective as of the end of the calendar year in which notice of such change or termination is given to Dun & Bradstreet.

     Upon the occurrence of a Change in Control of the Company, (i) a lump sum payment shall be made to each director of the amount credited to the director's deferred account on the date of the Change in Control and (ii) the total amount credited to each director's deferred account from the date of the Change in Control until the date such director ceases to be a director shall be paid in a lump sum at that time. In addition, any notice by a director to change or terminate an election to defer retainers and fees given on or before the date of the Change in Control shall be effective as of the date of the Change in Control rather than the end of the calendar year.

     Restricted Stock Plan. As previously indicated, on July 20, 1994, the Board of Directors adopted the Directors' Stock Plan, subject to the approval of the plan by Shareowners at the 1995 Annual Meeting of Shareowners. Under the terms of such plan, each director not employed by the Company is granted an award of 300 shares of Dun & Bradstreet Common Stock on the fourth full New York Stock Exchange trading day following the Company's release of its earnings results for the second quarter of each year, beginning with the year 1994. Accordingly, each such director was granted an award of 300 shares of Dun & Bradstreet Common Stock on July 26, 1994. Pursuant to the terms of the plan, these awards will become void if the Shareowners do not approve the plan. Information regarding the plan is contained in this Proxy Statement under the heading "Proposed Dun & Bradstreet Restricted Stock Plan for Non-Employee Directors" and a copy of the plan is attached as Exhibit E hereto.

     Retirement Plan. Directors who serve as such for at least five years, including at least two years during which the director was not also employed by the Company, participate in a retirement benefit plan. Upon reaching age 70 (or age 65 in the case of a director who retires due to disability), a director satisfying such criteria is entitled to receive annually, after retirement from the Board, an amount equal to the annual retainer being paid directors (exclusive of meeting fees) at the time the director retires. To receive any such benefits, a former director must agree to be available to consult with and render advice to the Company. Conduct detrimental to the Company results in forfeiture of retirement benefits. Benefits cease upon a former director's death.

     Upon the occurrence of a Change in Control of the Company, (i) a director already receiving benefits under the plan shall have the present value of the remaining benefits payable to the director paid in a lump sum, (ii) a director who has five or more years of eligible service at the time of a Change in Control shall have the present value of such director's accrued benefits at that time paid in a lump sum, (iii) a director who has at least two but less than five years of eligible service at the time of a Change in Control shall have a pro rata portion (based on the number of full years of service) of the present value of the benefits such director would be entitled to had he or she completed five years of eligible service paid in a lump sum, (iv) a director who has less than two years of eligible service at the time of a Change in Control but who subsequently completes two years of eligible service shall have forty percent of the present value of the benefits such director would be entitled to had he or she completed five years of eligible service paid in a lump sum at that time, and (v) upon the persons referred to in (ii), (iii), and (iv) above ceasing to be directors, such persons shall have the present value of any additional benefits accrued by them under the plan after the initial lump sum payment paid in a lump sum.

Consulting Agreement

     As indicated earlier in this Proxy Statement, Charles W. Moritz has announced his retirement as a director and as Chairman of the Board of Dun & Bradstreet, effective March 31, 1995. Under an agreement with the Company, Mr. Moritz will be retained as a consultant from April 1, 1995 through March 31, 1997 with compensation at an annual rate of $250,000. Mr. Moritz will also currently receive a pro-rata 1995 bonus of $180,000 for the portion of the year ending March 31, 1995.

                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth the number of shares of Dun & Bradstreet Common Stock, par value $1 per share, the only outstanding equity security (other than stock options) or voting security of Dun & Bradstreet, beneficially owned by each of the current directors, each of the executive officers named in the Summary Compensation Table above, and all directors and executive officers of Dun & Bradstreet as a group, at December 31, 1994. The table also sets forth the name and address of the only persons known to Dun & Bradstreet to be the beneficial owners (the "Owners") of more than five percent of the outstanding Common Stock and the number of shares so owned, to Dun & Bradstreet's knowledge, on December 31, 1994. Such information is based upon information furnished by each such person (or, in the case of the Owners, based upon a Schedule 13G filed by such Owners with the SEC) and is correct to the best knowledge of Dun & Bradstreet. It should be noted that in certain cases shares required under rules of the SEC to be shown as beneficially owned are shares to which the indicated person holds only rights to acquire within 60 days through exercise of stock options. Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed. All directors and executive officers as a group own less than 1% of the Common Stock. Percentages are based upon the number of shares of Dun & Bradstreet Common Stock outstanding at December 31, 1994, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of such date.


      Name                                      Number of Shares and Nature of Ownership
      ----                                      ----------------------------------------

Hall Adams, Jr. ..............        500    Direct
                                      300    Restricted Stock Grant (1)
                               ----------
                                      800
                               ----------
Clifford L. Alexander, Jr. ...        400    Direct (2) (3)
                                      300    Restricted Stock Grant (1)
                               ----------
                                      700
                               ----------
Edwin A. Bescherer, Jr. ......     18,340    Direct
                                    4,906    Restricted Stock Grant (4)
                                   70,657    Rights to Acquire Within 60 Days by Exercise of Options
                               ----------
                                   93,903
                               ----------
Mary Johnston Evans ..........      1,000    Direct
                                      300    Restricted Stock Grant (1)
                               ----------
                                    1,300
                               ----------




        Name                                      Number of Shares and Nature of Ownership
        ----                                      ----------------------------------------
Robert A. Hanson .............        400    Direct
                                      300    Restricted Stock Grant (1)
                               ----------
                                      700
                               ----------
Robert J. Lanigan ............      6,200    Direct (5)
                                      300    Restricted Stock Grant (1)
                               ----------
                                    6,500
                               ----------
Vernon R. Loucks, Jr. ........        700    Direct (6)
                                      300    Restricted Stock Grant (1)
                               ----------
                                    1,000
                               ----------
John R. Meyer ................      2,500    Direct (2) (3)
                                      300    Restricted Stock Grant (1)
                               ----------
                                    2,800
                               ----------
Charles W. Moritz ............     75,514    Direct
                                   16,001    Restricted Stock Grant (4)
                                  274,520    Rights to Acquire Within 60 Days by Exercise of Options
                               ----------
                                  366,035
                               ----------
Serge Okun ...................        500    Direct
                                    6,515    Restricted Stock Grant (4)
                                   24,949    Rights to Acquire Within 60 Days by Exercise of Options
                               ----------
                                   31,964
                               ----------
James R. Peterson ............      3,400    Direct
                                      300    Restricted Stock Grant (1)
                               ----------
                                    3,700
                               ----------
Michael R. Quinlan ...........        500    Direct
                                      300    Restricted Stock Grant (1)
                               ----------
                                      800
                               ----------
Volney Taylor ................     63,736    Direct
                                    5,210    Restricted Stock Grant (4)
                                  101,814    Rights to Acquire Within 60 Days by Exercise of Options
                               ----------
                                  170,760
                               ----------
Robert E. Weissman ...........    104,921    Direct
                                   10,616    Restricted Stock Grant (4)
                                  180,343    Rights to Acquire Within 60 Days by Exercise of Options
                               ----------
                                  295,880
                               ----------
All Directors and Executive
  Officers as a Group ........  1,276,177    (7)
                               ----------
The Capital Group
  Companies, Inc.
  and its subsidiary,
  Capital Research and
  Management Company,
  333 South Hope Street,
  Los Angeles, CA 90071 ...... 12,286,440(8) (9)
                               ----------

- ------------

(1) Represents shares of restricted stock granted under The Dun &
    Bradstreet Corporation Restricted Stock Plan for Non-Employee Directors, which shares are scheduled to vest in 1999; the holders of these shares have agreed not to vote them unless and until such plan is approved by Shareowners at the 1995 Annual Meeting of Shareowners.

(2) As to which the indicated person has shared voting power.

(3) As to which the indicated person has shared investment power.

(4) Represents shares of restricted stock granted under the 1989 Key Employees Restricted Stock Plan, which shares are scheduled to vest in 1995, 1996 and 1997.

(5) These shares are held in two revocable trusts (one trust holding 5,000 shares and the other 1,200 shares) for the benefit of Mr. Lanigan in which he is the settlor and sole beneficial owner and over which he has sole investment control.

(6) Includes 300 shares held in a Keogh Plan for the benefit of Mr. Loucks.

(7) Includes all shares beneficially owned, regardless of nature of ownership, and all rights to acquire shares within 60 days.

(8) Represents 7.24% of the total outstanding Common Stock on December 31, 1994.

(9) The Capital Group Companies, Inc. ("CGCI") and its wholly-owned subsidiary, Capital Research and Management Company ("CRMC"), jointly filed a Schedule 13G with the SEC on February 8, 1995. This Schedule 13G shows that CRMC, a registered investment adviser, had, as of December 31, 1994, sole dispositive power (but no voting power) over 10,571,900 shares of Common Stock. Because of the SEC's ownership attribution rules, the Schedule 13G also shows CGCI as having sole dispositive power over such shares, as well as sole voting and dispositive power over an additional 950,740 shares and sole dispositive power (but no voting power) over a further 763,800 shares.

                                 OTHER MATTERS

     Dun & Bradstreet knows of no matters, other than those referred to herein, which will be presented at the meeting. If, however, any other appropriate business should properly be presented at the meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

                  SHAREOWNER PROPOSALS FOR 1996 ANNUAL MEETING

     Shareowner proposals intended to be presented at the Dun & Bradstreet Annual Meeting of Shareowners in 1996 must be received by Dun & Bradstreet no later than November 11, 1995.

March 10, 1995

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       Exhibit A




                        THE DUN & BRADSTREET CORPORATION
                      CORPORATE MANAGEMENT INCENTIVE PLAN


     The purpose of this plan is to promote the interests of the Shareowners and all others who benefit by the continuing success of The Dun & Bradstreet Corporation ("Dun & Bradstreet") and its subsidiaries (collectively, the "Company") by providing incentive to those executives whose decisions and actions most significantly affect the growth and profitability of the Company.

1. Participants

     The participants in this plan will be those officers and managers of the Company, its profit centers, resource units, and profit center groups whose decisions and actions most significantly affect corporate growth and profitability, none of whom shall be a participant in any other annual corporate-wide management cash incentive compensation plan. Each year in November the senior officers of the Company shall recommend to the Chief Executive Officer employees for participation in the plan for the following year and the amount of guideline bonus opportunity for each of them under the plan.

     To be recommended, an employee will normally (1) be earning in excess of $100,000 gross compensation, and (2) be an officer of Dun & Bradstreet or have a reporting relationship to an officer, or (3) be a general manager of a Company subsidiary, profit center, resource unit, or profit center group or have a reporting relationship to a general manager.

     Such recommended employees as are approved by the Chief Executive Officer shall then be recommended to the Executive Compensation and Stock Option Committee (the "Committee") of the Board of Directors by the Chief Executive Officer as participants in this plan as of January 1 of the following year.

     From and after the 1996 Annual Meeting, the Committee shall be composed solely of two or more "outside directors" as defined in the regulations under
Section 162(m) of the Internal Revenue Code (the "Code").

2. Incentive Awards

     Each participant's guideline bonus opportunity shall be stated as a dollar amount. Participants may earn amounts ("awards") equal to, greater than or less than their guideline bonus opportunity as follows:

          (a) Participants who are or who report to officers of Dun & Bradstreet (excluding operating unit general managers), shall earn their award on the basis of one or more of (1) the following performance measures (the "corporate performance measures") established by the Committee for each year: earnings per share, net income, operating income, revenue, working capital, return on equity, return on assets, total return to Shareowners, and average sales growth, each of which may be on a corporate-wide basis or with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures; and (2), with respect to participants other than executive officers of Dun & Bradstreet (as such are determined by the Committee), priority objectives or other qualitative measures. Executive officers shall include "covered employees" as defined in the regulations under Section 162(m) of the Code.

          (b) Participants who are or who report to operating unit executive or senior vice presidents (or their functional equivalent) shall earn their award on the basis of a combination of corporate and operating unit or individual performance measures established by the Committee.

          (c) Participants who are or who report to division, profit center or resource unit general managers shall earn their award on the basis of a combination of corporate and operating unit or individual performance measures as recommended by the operating unit executive or senior vice presidents of Dun & Bradstreet and as approved by the Chief Executive Officer.

          (d) Each year the Chief Executive Officer shall recommend to the Committee for its approval, such approval to be given no later than March 31 of each year, (1) a minimum amount ("floor"), a target amount

     ("target") and, if desired, a maximum amount ("ceiling") for that year's corporate performance measures, and (2) minimum, target and, if desired, ceiling, performance measures for each Company division, profit center and/or resource unit having employees who are participants in the plan, provided that the Committee may delegate to the Chief Executive Officer the establishment of the performance measures referred to in clause
     (2) above. Performance measures for individual divisions, profit centers and/or resource units may be consolidated, as appropriate, for the purpose of establishing corporate, operating unit, or sub-unit measures. The floor, target and ceiling figures may, but need not, be based upon budgeted operating results, and will be established solely for the purpose of administering the plan.

          (e) Awards shall be earned as follows in relation to the pre-established performance measures approved by the Committee: no award will be earned unless the performance floor for that portion of the award is exceeded; the guideline bonus opportunity is earned if the target amount is achieved; an amount greater or less than the guideline bonus opportunity can be earned for a level of performance above the performance floor as determined by established performance measures.

          (f) The Chief Executive Officer may adjust individual awards earned under the performance measures upward or downward, by an amount of up to 20% of the participant's guideline bonus opportunity, to account for demonstrated quality of performance or the occurrence of unusual or unforeseen circumstances, except that no such adjustment may be made with respect to awards earned by executive officers. The Committee may adjust awards earned by executive officers under the performance measures downward only. The total of plan awards for any year may not exceed 110% of the total earned amount. Notwithstanding the above, in no event shall a Change in Control (as defined below) constitute the occurrence of unusual or unforeseen circumstances which would justify an upward or downward adjustment in an award.

          (g) In calculating whether the performance targets for executive officers have been met, the Committee (A) will make appropriate conforming adjustments in the performance measures or the targets to exclude the effects of any corporate transactions such as acquisitions, divestitures and reorganizations, and (B) will not take into account extraordinary accounting changes or items (as defined under generally accepted accounting principles), restructuring charges, nonrecurring events, or any unusual events affecting earnings by more than 10 percent, which in any such case affect the results that otherwise would have been attained under the applicable performance measures.

          (h) Notwithstanding the restrictions contained herein with respect to executive officers, the Committee may decide to make awards or allow payment of awards to executive officers without regard to said restrictions
     (i) if the Committee decides that special or unforeseen circumstances make such action advisable or (ii) if such executive officers do not thereby become "covered employees."

3. Limitation on the Amount of Incentive Awards

     The total of all payments to an individual participant under this plan in any calendar year shall not exceed $3,000,000.

4. Miscellaneous

     A. Each participant will be notified in writing at the time of his or her approval as a participant, of the amount and terms of his or her salary and guideline bonus opportunity.

     B. Payment of awards earned by participants will be made as soon as practicable after the end of the year in which they have been earned and approved by the Committee.

     C. If a participant dies, retires, is assigned to a different position, is granted a leave of absence, or if the participant's employment is otherwise terminated (except with cause by the Company), a pro rata share of the participant's award based on the period of actual participation may, at the Committee's discretion, be paid to the participant after the end of the year if it would have become earned and payable had the participant's employment status not changed. Notwithstanding the above, if as a result of a Change in Control a participant retires, is assigned to a different position, is placed on a leave of absence or if the participant's employment is terminated before the end of the calendar year (except for cause), he or she shall receive a full award for that year.

     D. The Chief Executive Officer may approve participation for promoted, transferred or newly-hired employees for less than a year ending December 31 except where the annualized compensation level of such participant may require Committee approval.

     E. At the end of any year, the Committee, on the recommendation of the Chief Executive Officer, may increase or decrease the amount of award payments to any or all participants if in its sole judgment there have been extraordinary occurrences, not anticipated when awards were approved at the start of the year, which have significantly affected earnings or other performance measures, except that no increase may be made with respect to awards earned by "covered employees" as defined in the regulations under Section 162(m) of the Code. Notwithstanding the above, in no event shall a Change in Control constitute an extraordinary occurrence which would justify an increase or decrease in the amount of award payments.

     F. The Committee may terminate this plan at any time, to become effective as of January 1 of the following year.


     G. For all purposes of this plan, "Change in Control" means:


          (a) Any "person", as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Dun & Bradstreet, any trustee or other fiduciary holding securities under an employee benefit plan of Dun & Bradstreet, or any corporation owned, directly or indirectly, by the Shareowners of Dun & Bradstreet in substantially the same proportions as their ownership of stock of Dun & Bradstreet), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Dun & Bradstreet representing 30% or more of the combined voting power of Dun & Bradstreet's then outstanding securities;

          (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with Dun & Bradstreet to effect a transaction described in clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by Dun & Bradstreet's Shareowners was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

          (c) the Shareowners of Dun & Bradstreet approve a merger or consolidation of Dun & Bradstreet with any other company, other than (1) a merger or consolidation which would result in the voting securities of Dun & Bradstreet outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Dun & Bradstreet or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of Dun & Bradstreet (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of Dun & Bradstreet's then outstanding securities.

          (d) the Shareowners of Dun & Bradstreet approve a plan of complete liquidation of Dun & Bradstreet or an agreement for the sale or disposition by Dun & Bradstreet of all or substantially all of Dun & Bradstreet's assets.

     H. This Corporate Management Incentive Plan became effective January 1, 1977. The changes in this revision are effective upon approval by the Shareowners at the 1995 Annual Meeting.

5. Amendments

     The Committee may amend or discontinue this plan, but no amendment or discontinuation shall be made which would impair the rights of a participant without the participant's consent, or which, without the approval of the Shareowners of Dun & Bradstreet, would change (a) the performance measures in
Section 2(a) with respect to "covered employees", (b) the individuals or class of individuals eligible to participate in the plan, or (c) the maximum amount payable to an individual participant under the plan.

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

                                                                       Exhibit B

                      KEY EMPLOYEES PERFORMANCE UNIT PLAN
                                      FOR
                        THE DUN & BRADSTREET CORPORATION
                                AND SUBSIDIARIES

1. Purpose of the Plan

     The purpose of the Plan is to aid The Dun & Bradstreet Corporation ("Dun & Bradstreet") and its subsidiaries (collectively, the "Company") in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its subsidiaries by providing incentive through the award of performance units. The Company expects that it will benefit from the added interest which such key employees will have in the welfare of the Company as a result of their interest in the long-term performance of the Company.

2. Administration

     The Board of Directors of Dun & Bradstreet shall appoint an Executive Compensation and Stock Option Committee (herein called the "Committee") consisting of at least three members of the Board of Directors who shall administer the Plan and serve at the pleasure of the Board. Each member of the Committee (a) shall not be eligible to participate in the Plan, (b) shall not at any time within one year prior to his or her appointment have been eligible for selection as a person to whom stock may have been allocated or to whom stock options or stock appreciation rights of Dun & Bradstreet or any of its affiliates may have been granted, except as permitted under regulations adopted under Section 16 of the Securities Exchange Act of 1934, and (c), from and after the 1996 Annual Meeting, shall be an "outside director" as defined in the regulations under Section 162(m) of the Internal Revenue Code (the "Code"). The Committee shall have the authority, consistent with the Plan, to determine the provisions of the performance units to be granted, to interpret the Plan and the performance units granted under the Plan, to adopt, amend and rescind rules and regulations for the administration of the Plan and the performance units, and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants.

3. Eligibility

     Key employees (but not members of the Committee and any person who serves only as a director) of the Company, who are from time to time responsible for the management, growth and protection of the business of the Company, are eligible to be granted performance units under the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its discretion, from among those eligible, and the Committee shall determine, in its discretion, consistent with the terms of the Plan, the terms and conditions of the performance units granted to each participant. The granting of a performance unit under the Plan shall impose no obligation on Dun & Bradstreet or any subsidiary to continue the employment of a participant and shall not lessen or affect the right to terminate the employment of a participant.

4. Performance Units

     Performance units ("Units") granted under this Plan shall be subject to the following terms and conditions:

          (a) Award Period. The Award Period for a Unit shall be established by the Committee at the time of grant and shall be not more than four (4) calendar years in length. The Committee may provide that the Award Period for such Units shall begin with the calendar year during which such Units are granted.

          (b) Valuation of Units. (i) Payment values for each Unit, which may be in cash or a combination of cash and restricted stock issued pursuant to the Key Employees Restricted Stock Plan or other restricted stock plan of Dun & Bradstreet as in effect from time to time, shall be established by the Committee, together with targets to be achieved during the Award Period for one or more performance measures, no later than March 31 of the first year of the Award Period; such performance measures, targets and Unit payment schedules shall govern the valuation of Units for award payment determination purposes.

          (ii) The Committee shall select performance measures for each Award Period from the following: (1) earnings per share, net income, operating income, revenue, working capital, return on equity, return on assets, total return to Shareowners, and average sales growth, each of which may be on a corporate-wide basis or with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures; and (2), with respect to participants other than executive officers of Dun & Bradstreet (as such are determined by the Committee), priority objectives or other qualitative measures. Executive officers shall include "covered employees" as defined in the regulations under Section 162(m) of the Code.

          (iii) The Committee may increase or decrease targets and/or Unit payment schedules if in its sole judgment there have been extraordinary occurrences, not anticipated when Unit grants were approved, which significantly have affected or may affect the Company's earnings or other performance measures, except that no increase may be made with respect to awards earned by executive officers, and no change in the targets applicable to executive officers may be made during the Award Period. Notwithstanding the above, any expenses incurred either before or after a Change in Control (as defined below) occurs, as a result of a Change in Control, as determined by the Company's outside accountants as of the date the Change in Control occurs, shall not be taken into account in determining whether performance criteria and targets have been achieved, and in no event shall a Change in Control constitute an extraordinary occurrence which could justify a change in performance criteria, targets and/or Unit payment schedules.

          (iv) In calculating whether the performance targets for executive officers have been met, the Committee (A) will make appropriate conforming adjustments in the performance measures or the targets to exclude the effects of any corporate transactions such as acquisitions, divestitures and reorganizations, and (B) will not take into account extraordinary accounting changes or items (as defined under generally accepted accounting principles), restructuring charges, nonrecurring events, or any unusual events affecting earnings by more than 10 percent, which in any such case affect the results that otherwise would have been attained under the applicable performance measures.

          (c) Payment of Units. As promptly as practicable after the completion of an Award Period, the Committee shall determine what, if any, award payments have been earned with respect to related Units. Payment shall be made to participants in the combination of cash and restricted stock shares, if any, that had been established by the Committee, promptly after the date the Committee makes such determination. For purposes of such payment, restricted stock shares shall be valued at the closing market price on the business day before the date of such determination. The Company shall require payment by participants of any amounts the Company may determine to be necessary to withhold for federal, state or local taxes, except that the Committee may permit a participant to elect to have a portion of any restricted stock deliverable in payment of an award withheld to provide for payment of any such taxes.

          (d) Termination of Employment. Units held by a participant whose employment with the Company or any of its subsidiaries terminates for any reason less than one year after the date of grant of such Units shall be canceled. If employment terminates more than one year after the date of grant by reason of disability, death or retirement, the participant shall receive full payment of the final value of the Units the participant has been granted. If employment terminates more than one year after the date of grant by reason of termination by the Company (other than for cause), the Committee may, at its discretion and subject to such limitations and at such time or times as it may deem advisable, provide for a pro rata payment of the final value of the Units the participant has been granted. If employment terminates more than one year after the date of grant for any reason not specified above in this Paragraph 4(d), Units held by a participant shall be canceled. Participants shall receive no payment with respect to canceled Units. Pro rata payment shall be based upon the number of completed months of the Award Period during which the participant was an employee relative to the total number of months in the full Award Period. Such payment shall be made as promptly as practicable after the completion of the applicable Award Period unless the Committee shall determine, in the event of the participant's termination by the Company (other than for cause), to make an earlier payment. The full amount of any award payment to terminated participants hereunder shall be paid in cash.

          (e) Non-Assignability. Each Unit granted under this Plan shall by its terms be nontransferable by the participant except by will or the laws of descent and distribution. Each Unit shall be payable during a participant's lifetime only to the participant.

          (f) Limitation on Value of Units. The total of all payments to any participant under this Plan, including dollar payments and the value of any accompanying restricted stock, in any calendar year shall not exceed $6,000,000.

          (g) Other Terms and Conditions. The Committee may impose such other terms, provisions and conditions, not inconsistent with the Plan, as it shall determine in its sole judgment. Notwithstanding the restrictions contained herein with respect to executive officers, the Committee may decide to make awards or allow payment of awards to executive officers without regard to said restrictions (i) if the Committee decides that special or unforeseen circumstances make such action advisable or (ii) if such executive officers do not thereby become "covered employees".

5. Transfers and Leaves of Absence

     For purposes of the Plan: (a) a transfer of an employee from the Company to a subsidiary or vice versa, or from one subsidiary to another, (b) a leave of absence, duly authorized in writing by the Company, for military service or sickness or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (c) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to re-employment is guaranteed either by statute or by contract, shall not be deemed a termination of employment.

6. Change in Control

     (a) Upon the occurrence or potential occurrence of certain events defined by the Committee, including without limitation, a merger, consolidation, combination, reorganization or other transaction in which the Company is not the surviving corporation or in which the determination of whether performance criteria and targets of outstanding Units will be satisfied at the end of the Award Period otherwise is impaired, or a "Change in Control" of the Company, Units held by a participant, including Units held less than one year after the date of grant of such Units, shall immediately become payable in full, with the final value of such Units determined as though performance criteria and targets for the full Award Period had been achieved.

     (b) For all purposes of this Plan, "Change in Control" means (i) any "person", as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the Shareowners of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Company's Shareowners was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; (iii) the Shareowners of the Company approve a merger or consolidation of the Company with any other company other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or(2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the Shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

    (c) If the Company has not fulfilled a commitment to make a restricted stock award under a Company restricted stock plan to the participant at the time of the payment of his Units, the Committee shall authorize an immediate payment in cash under this Plan to the participant equal in amount to the value of such restricted stock award without restrictions.

7. Amendments

     The Committee may amend or discontinue the Plan, but no amendment or discontinuation shall be made which would impair the rights of the participant under any Unit theretofore granted without the participant's consent, or which, without the approval of the Shareowners of the Company, would change (a) the performance measures in Paragraph 4(b) with respect to "covered employees", (b) the individuals or class of individuals eligible to participate in the Plan, or
(c) the maximum amount payable to an individual participant under the Plan.

8. Effectiveness

     The revisions to the Plan approved by the Board of Directors in 1995 shall be effective upon approval by the Company's Shareowners at the 1995 Annual Meeting.

                                                                       Exhibit C


                      1991 KEY EMPLOYEES STOCK OPTION PLAN
                                      FOR
               THE DUN & BRADSTREET CORPORATION AND SUBSIDIARIES

1. Purpose of the Plan

     The purpose of the Plan is to aid The Dun & Bradstreet Corporation (herein called the "Company") and its subsidiaries in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its subsidiaries by providing incentive through the award of stock options and stock appreciation rights. The Company expects that it will benefit from the added interest which such key employees will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2. Stock Subject to the Plan

     The total number of shares of Common Stock of the Company which may be issued under the Plan is 17,000,000. The maximum number of shares for which options may be granted from the 1995 Annual Meeting during the remaining term of the Plan to any individual optionee shall be 1,000,000. The shares may consist, in whole or in part, of unissued shares or treasury shares. Issuance of shares of Common Stock upon exercise of an option or reduction of the number of shares of Common Stock subject to an option upon exercise of a stock appreciation right shall reduce the total number of shares of Common Stock available under the Plan. Shares which are subject to unexercised stock options which terminate or lapse may be optioned again under the Plan.

3. Administration

     The Board of Directors of the Company shall appoint an Executive Compensation and Stock Option Committee (herein called the "Committee") consisting of at least three members of the Board of Directors who shall administer the Plan and serve at the pleasure of the Board. Each member of the Committee shall not be eligible to participate in the Plan and shall not at any time within one year prior to appointment have been eligible for selection as a person to whom stock may have been allocated or to whom stock options or stock appreciation rights of the Company or any of its affiliates may have been granted pursuant to the Plan or any other plan of the Company or its affiliates, except as permitted under regulations adopted under Section 16 of the Securities Exchange Act of 1934. The Committee shall have the authority, consistent with the Plan, to determine the provisions of the stock options and stock appreciation rights to be granted, to interpret the Plan and the stock options and the stock appreciation rights granted under the Plan, to adopt, amend and rescind rules and regulations for the administration of the Plan, the stock options and the stock appreciation rights and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants. The Committee shall require payment of any amount the Company may determine to be necessary to withhold for federal, state or local taxes as a result of the exercise of a stock option or a stock appreciation right. Fair market value of the Common Stock as of a given date shall be determined in accordance with procedures established by the Committee.

4. Eligibility

     Key employees (but not members of the Committee and any person who serves only as a director) of the Company and its subsidiaries (within the meaning of
Section 425(f) of the Internal Revenue Code of 1954, as amended (the "Code")), who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries, are eligible to be granted stock options or stock appreciation rights under the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the stock options or stock appreciation rights or both granted to each participant. An employee may not be granted a stock option, however, if at the time such option is to be granted, such employee owns stock of the

Company or any of its subsidiaries possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any such subsidiary. For purposes of the preceding sentence, the attribution rules of stock ownership set forth in Section 425(d) of the Code shall apply. The granting of a stock option or stock appreciation right under the Plan shall impose no obligation on the Company or any subsidiary to continue the employment of an optionee and shall not lessen or affect the right to terminate the employment of an optionee.

5. Limitations

     No stock option may be granted under the Plan after February 19, 2001, but stock options theretofore granted may extend beyond that date.

6. Terms and Conditions of Stock Options

     Stock options granted under the Plan shall be, as determined by the Committee, non-qualified, incentive or other stock options for federal income tax purposes, as evidenced by option grants, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

          (a) Option Price. The option price per share shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the date an option is granted.

          (b) Exercisability. Stock options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an option be exercisable more than ten years after the date it is granted.

          (c) First Year Non-Exercisability. Except as provided in Paragraph 9 of the Plan, no stock option shall be exercisable during the year ending on the first anniversary date of the granting of the option.

          (d) Exercise of Stock Options. Except as otherwise provided in the Plan or the option, a stock option may be exercised for all, or from time to time any part, of the shares for which it is then exercisable. The purchase price for the shares as to which an option is exercised shall be paid to the Company in full at the time of exercise at the election of the optionee (i) in cash, (ii) in shares of Common Stock of the Company having a fair market value equal to the option price for the shares being purchased and satisfying such other requirements as may be imposed by the Committee or (iii) partly in cash and partly in such shares of Common Stock of the Company. The Committee may permit the optionee to elect, subject to such terms and conditions as the Committee shall determine, to have the number of shares deliverable to the optionee as a result of the exercise reduced by a number sufficient to pay the amount the Company determines to be necessary to withhold for federal, state or local taxes as a result of the exercise of the option. No optionee shall have any rights to dividends or other rights of a shareowner with respect to shares subject to an option until the optionee has given written notice of exercise of the option, paid in full for such shares and, if requested, given the representation described in Paragraph 6(h) of the Plan.

          (e) Exercisability Upon Termination of Employment by Death. If an optionee's employment by the Company or a subsidiary terminates by reason of death one year or more after the date of grant of a stock option, the option thereafter may be exercised, during the three years after the date of death or the remaining stated period of the option, whichever period is shorter, to the extent to which such option was exercisable at the time of death or thereafter would become exercisable during the three-year period after the date of death in accordance with its terms.

          (f) Exercisability Upon Termination of Employment by Disability or Retirement. If an optionee's employment by the Company or a subsidiary terminates by reason of disability or retirement one year or more after the date of grant of an option, the option thereafter may be exercised, during the five years after the date of such termination of employment or the remaining stated period of the option, whichever period is shorter, to the extent to which such option was exercisable at the time of such termination of employment or thereafter would become exercisable during such period in accordance with its terms; provided, however, that if the optionee dies within a period of five years after such termination of employment, any unexercised stock option may be exercised thereafter, during either (1) the period ending on the later of
     (i) five years after such termination of employment and (ii) one year after the date of death or (2) the period remaining in the stated term of the option, whichever period is shorter, to the extent to which such option was exercisable at the time of death or thereafter would become exercisable during the remainder of the five-year period after such termination of employment in accordance with its terms. For purposes of this Section 6, "retirement" shall mean termination of employment with the Company or a subsidiary after the optionee has attained age 55 and completed ten or more years of employment; or after the optionee has attained age 65, regardless of the length of such optionee's employment. An optionee shall not be considered disabled for purposes of this Section 6, unless he or she furnishes such medical or other evidence of the existence of the disability as the Committee, in its sole discretion, may require.

          (g) Effect of Other Termination of Employment. If a participant's employment terminates for any reason, other than disability, death or retirement one year or more after the date of grant of a stock option or stock appreciation right as described above, each stock option and stock appreciation right held by such participant shall thereupon terminate.

          (h) Additional Agreements of Optionee and Restrictions on
     Transfer. The Committee may require each person purchasing shares pursuant to exercise of a stock option to represent to and agree with the Company in writing that the shares are being acquired without a view to distribution thereof. The certificates for shares so purchased may include any legend which the Committee deems appropriate to reflect any restrictions on transfers. The Committee also may impose, in its discretion, as a condition of any option, any restrictions on the transferability of shares acquired through the exercise of such option as it may deem fit. Without limiting the generality of the foregoing, the Committee may impose conditions restricting absolutely the transferability of shares acquired through the exercise of options for such periods as the Committee may determine and, further, in the event the optionee's employment by the Company or a subsidiary terminates during the period in which such shares are nontransferable, the optionee may be required, if required by the related option agreement, to sell such shares back to the Company at such price and on such other terms as the Committee may have specified in the option agreement.

          (i) Nontransferability of Stock Options. A stock option shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee an option shall be exercisable only by the optionee. An option exercisable after the death of an optionee may be exercised by the legatees, personal representatives or distributees of the optionee.

7. Terms and Conditions of Stock Appreciation Rights

          (a) Grants. The Committee also may grant stock appreciation rights in connection with stock options granted under the Plan, either at the time of grant of options or subsequently. Stock appreciation rights shall cover the same shares covered by an option (or such lesser number of shares of Common Stock as the Committee may determine) and shall be subject to the same terms and conditions as the option except for such additional limitations as are contemplated by this Paragraph 7 (or as may be included in a stock appreciation right granted hereunder).

          (b) Terms. Each stock appreciation right shall entitle an optionee to surrender to the Company an unexercised option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the excess of the fair market value on the exercise date of one share of Common Stock over the option price per share times the number of shares covered by the option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in shares of Common Stock or in cash, or partly in shares and partly in cash, valued at such fair market value, all as shall be determined by the Committee. Stock appreciation rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of shares of Common Stock subject to an exercisable option with respect to which the stock appreciation right is being exercised. No fractional shares of Common Stock will be issued in payment for stock appreciation rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of shares will be rounded downward to the next whole share.

          (c) Limitations on Exercisability. The Committee shall impose such conditions upon the exercisability of stock appreciation rights as will result, except upon the occurrence of an event contemplated by limited stock appreciation rights granted pursuant to Paragraph 7(d) or contemplated by the provisions of Paragraph 9, in the amount to be charged against the Company's consolidated income by reason of stock appreciation rights not to exceed, in any one calendar year, two percent of the Company's prior calendar year's consolidated income before income taxes. The Committee also may impose, in its discretion, such other conditions upon the exercisability of stock appreciation rights as it may deem fit.

          (d) Limited Stock Appreciation Rights. The Committee may grant limited stock appreciation rights which are exercisable upon the occurrence of specified contingent events. Such stock appreciation rights may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that related stock options or stock appreciation rights or both are not exercisable while such limited stock appreciation rights are exercisable. Unless the context otherwise requires, whenever the term "stock appreciation right" is used in the Plan, such term shall include limited stock appreciation rights.

8. Transfers and Leaves of Absence

     For purposes of the Plan: (a) a transfer of an employee from the Company to a 50% or more owned subsidiary, partnership, venture or other affiliate (whether or not incorporated) or vice versa, or from one such subsidiary, partnership, venture or other affiliate to another, (b) a leave of absence, duly authorized in writing by the Company, for military service or sickness or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, or (c) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to re-employment is guaranteed either by statute or by contract, shall not be deemed a termination of employment under the Plan.

9. Adjustments Upon Changes in Capitalization or Other Events

     Upon changes in the Common Stock of the Company by reason of a stock dividend, stock split, reverse split, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation, the number and class of shares available under the Plan as to which stock options or stock appreciation rights may be granted (both in the aggregate and to any one optionee), the number and class of shares under each option and the option price per share, and the terms of stock appreciation rights shall be correspondingly adjusted by the Committee, such adjustments to be made in the case of outstanding options without change in the total price applicable to such options. In the event of a merger, consolidation, combination, reorganization or other transaction in which the Company will not be the surviving corporation, an optionee shall be entitled to options on that number of shares of stock in the new corporation which the optionee would have received had the optionee exercised all of the unexercised options available to the optionee under the Plan, whether or not then exercisable, at the instant immediately prior to the effective date of such transaction, and if such unexercised options had related stock appreciation rights the optionee also will receive new stock appreciation rights related to the new options. Thereafter, adjustments as provided above shall relate to the options or stock appreciation rights of the new corporation. Except as otherwise specifically provided in the stock option or stock appreciation right, in the event of a Change in Control, merger, consolidation, combination, reorganization or other transaction in which the shareowners of the Company will receive cash or securities (other than common stock) or in the event that an offer is made to the holders of Common Stock of the Company to sell or exchange such Common Stock for cash, securities or stock of another corporation and such offer, if accepted, would result in the offeror becoming the owner of (a) at least 50% of the outstanding Common Stock of the Company or
(b) such lesser percentage of the outstanding Common Stock which the Committee in its sole discretion determines will materially adversely affect the market value of the Common Stock after the tender or exchange offer, the Committee shall, prior to the shareowners' vote on such transaction or prior to the expiration date (without extensions) of the tender or exchange offer, (i) accelerate the time of exercise so that all stock options and stock appreciation rights which are outstanding shall become immediately exercisable in full without regard to any limitations of time or amount otherwise contained in the Plan or the options or stock appreciation rights and/or (ii) determine that the options and stock appreciation rights shall be adjusted and make such adjustments by substituting for Common Stock of the Company subject to options and stock appreciation rights, common stock of the surviving corporation or offeror if such stock of such corporation is publicly traded or, if such stock is not publicly traded, by substituting common stock of a parent of the surviving corporation or offeror if the stock of such parent is publicly traded, in which event the aggregate option price shall remain the same and the number of shares subject to option shall be the number of shares which could have been purchased on the closing day of such transaction or the expiration date of the offer with the proceeds which would have been received by the optionee if the option had been exercised in full prior to such transaction or expiration date and the optionee had exchanged all of such shares in the transaction or sold or exchanged all of such shares pursuant to the tender or exchange offer, and if any such option has related stock appreciation rights, the stock appreciation rights shall likewise be adjusted. For purposes of this Paragraph 9, "Change in Control" means (i) any "person", as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareowners of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this sentence) whose election by the Board or nomination for election by the Company's shareowners was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; (iii) the shareowners of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

10. Use of Proceeds

     Proceeds from the sale of shares of Common Stock pursuant to exercise of stock options granted under the Plan shall constitute general funds of the Company.

11. Amendments

     The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any optionee under any option theretofore granted, without the optionee's consent, or which, without the approval of the shareowners of the Company, would:

          (a) Except as is provided in Paragraph 9 of the Plan, increase the total number of shares reserved for the purposes of the Plan or change the maximum number of shares for which options may be granted to any optionee.

          (b) Decrease the option price to less than 100% of fair market value on the date of grant of an option.

          (c) Change the employees (or class of employees) eligible to receive stock options under the Plan.

          (d) Materially increase the benefits accruing to employees participating under the Plan.

12. Effectiveness of the Plan and Amendments

     The Plan became effective upon approval by the shareowners at the 1991 Annual Meeting. The Amendments proposed in 1995 shall be effective upon approval by the shareowners at the 1995 Annual Meeting. Paragraph 6(f) as amended shall apply to all options outstanding at the date of the 1995 Annual Meeting or thereafter.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       Exhibit D


                    1989 KEY EMPLOYEES RESTRICTED STOCK PLAN
                                      FOR
                        THE DUN & BRADSTREET CORPORATION
                                AND SUBSIDIARIES

1. Purpose of the Plan

     The purpose of the Plan is to aid The Dun & Bradstreet Corporation (herein called the "Company") and its subsidiaries in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its subsidiaries by providing incentive through the grant of restricted stock awards ("Awards"). The Company expects that it will benefit from the added interest which such key employees will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2. Stock Subject to the Plan

     The total number of shares of Common Stock of the Company that may be issued under the Plan is 2,400,000. The shares may consist, in whole or in part, of unissued shares or treasury shares. If any shares awarded under the Plan are reacquired by the Company pursuant to the Plan, such shares may thereafter be reissued under the Plan.

3. Administration

     The Board of Directors of the Company shall appoint an Executive Compensation and Stock Option Committee (herein called the "Committee") consisting of at least three members of the Board of Directors who shall administer the Plan and serve at the pleasure of the Board. Each member of the Committee shall not be eligible to participate in the Plan and shall not at any time within one year prior to his appointment have been eligible for selection as a person to whom stock may have been allocated or awarded or to whom stock options or stock appreciation rights of the Company or any of its affiliates may have been granted under this Plan or any other plan of the Company or its affiliates, except as permitted under regulations adopted under Section 16 of the Securities Exchange Act of 1934. The Committee shall have the authority, consistent with the Plan, to determine the provisions of the Awards to be granted, to interpret the Plan and any agreements with participants under the Plan governing the terms of Awards ("Award Agreements"), to adopt, amend and rescind rules and regulations for the administration of the Plan and the Awards, and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants.

4. Eligibility

     Key management and other employees (but not members of the Committee and any person who serves only as a director) of the Company and its subsidiaries, who are from time to time responsible for the management, growth or protection of the business of the Company and its subsidiaries, are eligible to be granted Awards under the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its discretion, from among those eligible, and the Committee shall determine, in its discretion, consistent with the terms of the Plan, the terms and conditions of the Awards granted to each participant. The granting of an Award under the Plan shall impose no obligation on the Company or any subsidiary to continue the employment of a participant and shall not lessen or affect the Company's or subsidiary's right to terminate the employment of a participant.

5. Duration of the Plan

     No Award may be granted under the Plan after December 31, 1998.

6. Restricted Stock Awards

     Awards granted under this Plan shall be subject to the following terms and conditions:

          (a) The prospective recipient of an Award shall not, with respect to such Award, be deemed to have become a participant or to have any rights with respect to such Award until and unless such recipient shall have executed an Agreement or other instrument evidencing the Award and its terms and conditions and delivered a fully executed copy thereof to the Company and otherwise complied with the then applicable terms and conditions under the Plan.

          (b) Each participant shall be issued a certificate in respect of shares of restricted stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award substantially in the following form:

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 1989 Key Employees Restricted Stock Plan for The Dun & Bradstreet Corporation and Subsidiaries and an Agreement entered into between the registered owner and The Dun & Bradstreet Corporation. Copies of such Plan and Agreement are on file in the offices of the Secretary's Department of The Dun & Bradstreet Corporation."

          (c) All certificates for restricted stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Company's Common Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (d) The Committee may adopt rules which provide that the stock certificates evidencing such shares may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the restrictions thereon shall have lapsed, and may require as a condition of any Award that the participant shall have delivered a stock power endorsed in blank relating to the stock covered by such Award.

          (e) Recipients of Awards under the Plan are not required to make any payment or provide consideration other than the rendering of services.

7. Restrictions and Forfeitures

     The shares of Common Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

          (a) During a period set by the Committee of no less than one year nor more than ten years commencing with the date of an Award (the "Restriction Period"), the participant will not be permitted to sell, transfer, pledge, assign or otherwise dispose of restricted stock awarded pursuant to said Award. Within these limits the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

          (b) Except as provided in Section 7(a), the participant shall have with respect to the restricted stock all of the rights of a shareowner of the Company, including the right to vote the shares and receive dividends and other distributions.

          (c) Subject to the provisions of Section 7(d), upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant and will be reacquired by the Company.

          (d) In the event of a participant's retirement, disability, or death, all restrictions with respect to such participant's restricted stock shall lapse (subject to Section 7(e)) and such participant or his beneficiary shall be entitled to receive (if held in custody by the Company, a bank or other institution) and retain all of the stock subject to the Award; provided, however, that, in the case of retirement, the Committee in its sole discretion may determine that such restrictions shall not lapse as to all or a portion of an Award or that all or any of the shares subject to restriction shall be forfeited.

          (e) The Committee may impose any conditions on an Award it deems advisable to insure the participant's payment to the Company of any federal, state or local taxes required to be withheld with respect to such Award.

8. Transfers and Leaves of Absence

     For purposes of the Plan: (a) a transfer of an employee from the Company to a subsidiary or vice versa, or from one subsidiary to another, (b) a leave of absence, duly authorized in writing by the Company, for military service or sickness or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, or (c) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to reemployment is guaranteed either by statute or by contract, shall not be deemed a termination of employment under the Plan.

9. Adjustments Upon Changes in Capitalization or Other Events

     Upon changes in the Common Stock of the Company by reason of a stock dividend, stock split, reverse split, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation, the number and class of shares available under the Plan as to which Awards may be granted and the number and class of shares under each Award shall be correspondingly adjusted by the Committee. Except as otherwise specifically provided in the Agreement relating to any Award, in the event of a Change in Control, merger, consolidation, combination, reorganization or other transaction in which the shareowners of the Company will receive cash or securities (other than common stock) or in the event that an offer is made to the holders of Common Stock of the Company to sell or exchange such Common Stock for cash, securities or stock of another corporation and such offer, if accepted, would result in the offeror becoming the owner of (a) at least 50% of the outstanding Common Stock of the Company or (b) such lesser percentage of the outstanding Common Stock which the Committee in its sole discretion determines will materially adversely affect the market value of the Common Stock after the tender or exchange offer, the Committee shall, prior to the shareowners' vote on such transaction or prior to the expiration date (without extensions) of the tender or exchange offer (i) accelerate the termination of the Restriction Period so that all restrictions with respect to a participant's restricted stock shall immediately lapse without regard to any limitations of time or amount otherwise contained in the Plan or the Agreement and/or (ii) determine that the Awards shall be adjusted and make such adjustments by substituting for Common Stock of the Company subject to Awards, common stock of the surviving corporation or offeror if such stock of such corporation is publicly traded or, if such stock is not publicly traded, by substituting common stock of a parent of the surviving corporation or offeror if the stock of such parent is publicly traded, in which event the number of shares subject to an Award shall be the number of shares which could have been purchased on the closing day of such transaction or the expiration date of the offer with the proceeds which would have been received by the participant if the participant had exchanged all of such shares in the transaction or sold or exchanged all of such shares pursuant to the tender or exchange offer. For purposes of this Paragraph 9, "Change in Control" means (i) any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareowners of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Company's shareowners was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; (iii) the shareowners of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

10. Amendments

     The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any participant under any Award theretofore granted, without the participant's consent, or which, without the approval of the shareowners of the Company, would:

          (a) Except as is provided in Section 9 of the Plan, increase the total number of shares reserved for the purposes of the Plan.

          (b) Change the employees (or class of employees) eligible to receive Awards under the Plan.

          (c) Materially increase the benefits accruing to employees participating under the Plan.

11. Effectiveness of the Plan

     The Plan shall be submitted within one year of the date of its adoption to the shareowners of the Company for their approval, and if not so approved within that period, the Plan and all Awards granted hereunder shall be void and of no force or effect.

                                                                       Exhibit E


             THE DUN & BRADSTREET CORPORATION RESTRICTED STOCK PLAN
                                      FOR
                             NON-EMPLOYEE DIRECTORS

1. Purposes of the Plan

     The purposes of the Plan are to encourage the directors of The Dun & Bradstreet Corporation (the "Company") who are not employees or officers of the Company to own shares of the Company's Common Stock, thereby aligning their interests more closely with the interests of other shareowners, to aid the Company in securing and retaining directors of outstanding ability, and to encourage the highest level of director performance by providing incentive through the grant of restricted stock awards ("Awards").

2. Stock Subject to the Plan

     The total number of shares of Common Stock of the Company that may be issued under the Plan is 50,000. The shares may consist, in whole or in part, of unissued shares or treasury shares. If any shares awarded under the Plan are reacquired by the Company pursuant to the Plan, such shares may thereafter be reissued under the Plan.

3. Administration

     The Plan shall be administered by the Executive Compensation and Stock Option Committee (the "Committee") of the Board of Directors. The Committee shall have the authority, consistent with the Plan, to interpret the Plan and any agreements with participants under the Plan governing the terms of Awards ("Award Agreements"), to adopt, amend and rescind rules and regulations for the administration of the Plan and the Awards, and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants.

4. Participation

     Each member of the Board of Directors from time to time who is neither an officer nor an employee of the Company shall be a participant in the Plan.

5. Restricted Stock Awards

     Each participant shall be granted an Award of 300 shares of Common Stock on the fourth full New York Stock Exchange trading day following the Company's release of its earnings results for the second quarter of each year, beginning with the year 1994. Awards granted under this Plan shall be subject to the following terms and conditions:

          (a) The prospective recipient of an Award shall not, with respect to such Award, be deemed to have become a participant or to have any rights with respect to such Award until and unless such recipient shall have executed an Award Agreement or other instrument evidencing the Award and its terms and conditions and delivered a fully executed copy thereof to the Company and otherwise complied with the then applicable terms and conditions under the Plan.

          (b) Each participant shall be issued a certificate in respect of shares of restricted stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award substantially in the following form:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of The Dun & Bradstreet Corporation Restricted Stock Plan for Non-Employee Directors and an Agreement entered into between the registered owner and The Dun & Bradstreet Corporation. Copies of such Plan and Agreement are on file in the offices of the Secretary's Department of The Dun & Bradstreet Corporation."

          (c) All certificates for restricted stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Company's Common Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (d) The Committee may adopt rules which provide that the stock certificates evidencing such shares may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the restrictions thereon shall have lapsed, and may require as a condition of any Award that the participant shall have delivered a stock power endorsed in blank relating to the stock covered by such Award.

          (e) Recipients of Awards under the Plan are not required to make any payment or provide consideration other than the rendering of services as directors.

6. Restrictions and Forfeitures

     The shares of Common Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

          (a) During a period of five years commencing with the date of an Award (the "Restriction Period"), the participant will not be permitted to sell, transfer, pledge, assign or otherwise dispose of restricted stock awarded pursuant to said Award (except by will or the laws of descent and distribution).

          (b) Except as provided in Section 6(a), the participant shall have with respect to the restricted stock all of the rights of a shareowner of the Company, including the right to vote the shares and receive dividends and other distributions.

          (c) Upon a participant's involuntary termination of Board service for cause by Board or shareowner action during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant and will be reacquired by the Company.

          (d) Upon a participant's retirement, disability, death, or involuntary termination of Board service, except for cause, following a "Change in Control" as defined in Section 7, all restrictions with respect to such participant's restricted stock shall lapse and such participant or such participant's beneficiary shall be entitled to receive (if held in custody by the Company, a bank or other institution) and retain all of the stock subject to the Awards.

          (e) Upon a participant's resignation or other termination of Board service during the Restriction Period for reasons other than those set forth in Section 6(c) and (d), a portion of the shares still subject to restriction shall be forfeited by the participant and will be reacquired by the Company. The number of restricted shares of Common Stock forfeited shall be determined by multiplying the number of shares by a fraction, the denominator of which is 60 months and the numerator of which is the number of whole months remaining in the Restriction Period.

7. Adjustments Upon Changes in Capitalization or Other Events

     Upon changes in the Common Stock of the Company by reason of a stock dividend, stock split, reverse split, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation, the number and class of shares available under the Plan as to which Awards may be granted and the number and class of shares under each Award shall be correspondingly adjusted by the Committee. Except as otherwise specifically provided in the Award Agreement relating to any Award, in the event of a Change in Control, merger, consolidation, combination, reorganization or other transaction in which the shareowners of the Company will receive cash or securities (other than common stock) or in the event that an offer is made to the holders of Common Stock of the Company to sell or exchange such Common Stock for cash, securities or stock of another corporation and such offer, if accepted, would result in the offeror becoming the owner of (a) at least 50% of the outstanding Common Stock of the Company or (b) such lesser percentage of the outstanding Common Stock which the Committee in its sole discretion determines will materially adversely affect the market value of the Common Stock after the tender or exchange offer, the Committee shall, prior to the shareowners' vote on such transaction or prior to the expiration date of the tender or exchange offer
(i) accelerate the termination of the Restriction Period so that all restrictions with respect to a participant's restricted stock shall immediately lapse without regard to any limitations of time or amount otherwise contained in the Plan or the Award Agreement and/or (ii) determine that the Awards shall be adjusted and make such adjustments by substituting for Common Stock of the Company subject to Awards, common stock of the surviving corporation or offeror if such stock of such corporation is publicly traded or, if such stock is not publicly traded, by substituting common stock of a parent of the surviving corporation or offeror if the stock of such parent is publicly traded, in which event the number of shares subject to an Award shall be the number of shares which could have been purchased on the closing day of such transaction or the expiration date of the offer with the proceeds which would have been received by the participant if the participant had exchanged all of such shares in the transaction or sold or exchanged all of such shares pursuant to the tender or exchange offer. For purposes of this Section 7, "Change in Control" means (i) any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareowners of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i),
(iii) or (iv) of this Section) whose election by the Board or nomination for election by the Company's shareowners was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; (iii) the shareowners of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

8. Amendments

     The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any participant under any Award theretofore granted, without the participant's consent, or which, without the approval of the shareowners of the Company, would:

          (a) except as is provided in Section 7 of the Plan, increase the total number of shares reserved for the purposes of the Plan;

          (b) change the participants (or class of participants) eligible to receive Awards under the Plan;

          (c) materially increase the benefits accruing to participants under the Plan; or

          (d) effect any other amendment to the Plan for which approval by the shareowners of the Company is required pursuant to any applicable law or rule.

     In addition, no amendment or alteration shall be made more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules promulgated therewith.

9. Effectiveness and Term of the Plan

     The Plan became effective upon its approval by the Board of Directors as of July 20, 1994. The Plan shall be submitted within one year of such date to the shareowners of the Company for their approval, and if not so approved within that period, the Plan and all Awards granted hereunder shall be void and of no force or effect. If so approved by the shareowners, the Plan shall remain in effect until amended or terminated by action of the Board.

                                                                        APPENDIX

                        THE DUN & BRADSTREET CORPORATION

   PROXY/VOTING INSTRUCTIONS FOR THE ANNUAL MEETING TO BE HELD APRIL 18, 1995
            AT 9:30 A.M. AT 1209 ORANGE STREET, WILMINGTON, DELAWARE

     ROBERT E. WEISSMAN, EDWIN A. BESCHERER, Jr., and EARL H. DOPPELT, or any of them, with full power of substitution, and/or Bankers Trust Company, the Trustee of the Dun & Bradstreet Profit Participation Plan (the "PPP") and of the DonTech Profit Participation Plan (the "DPPP"), are hereby authorized and/or instructed to represent and/or vote all the shares of Common Stock of The Dun & Bradstreet Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareowners on April 18, 1995, and at any adjournment thereof:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES IDENTIFIED IN ITEM (1) AND FOR ITEMS (2), (3), (4), (5), (6), (7) AND (8).

(1) Election of Class II Directors for a three-year term expiring at the 1998 Annual Meeting of Shareowners. Nominees: Clifford L. Alexander, Jr., Mary Johnston Evans, John R. Meyer and James R. Peterson.

     [ ] FOR all nominees listed above, except vote withheld from the following nominees (if any):
        ________________________________________________

     [ ] WITHHOLD authority to vote for all nominees

(2) Approval of the Corporate Management Incentive Plan. Mark only one.

         [ ]FOR                    [ ]AGAINST                   [ ]ABSTAIN

(3) Approval of Key Employees Performance Unit Plan. Mark only one.

         [ ]FOR                    [ ]AGAINST                  [ ]ABSTAIN

(4) Approval of amendments to the 1991 Key Employees Stock Option Plan. Mark only one.

         [ ]FOR                    [ ]AGAINST                  [ ]ABSTAIN

(5) Approval of amendment to the 1982 Key Employees Stock Option Plan. Mark only one.

         [ ]FOR                    [ ]AGAINST                  [ ]ABSTAIN

(6) Approval of amendment to the 1989 Key Employees Restricted Stock Plan. Mark only one.

         [ ]FOR                    [ ]AGAINST                  [ ]ABSTAIN

                                                     (Please Turn Over and Sign)
- --------------------------------------------------------------------------------

(7) Approval of The Dun & Bradstreet Corporation Restricted Stock Plan for Non-Employee Directors. Mark only one.

         [ ]FOR                    [ ]AGAINST                  [ ]ABSTAIN

(8) Approval of Coopers & Lybrand L.L.P. as independent public accountants for the year 1995. Mark only one.

         [ ]FOR                    [ ]AGAINST                  [ ]ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM (9).

(9) Approval of a Shareowner proposal regarding implementation of the MacBride Principles in Northern Ireland. Mark only one.

         [ ]FOR                    [ ]AGAINST                  [ ]ABSTAIN

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. A PROXY WHICH IS SIGNED AND RETURNED BY A SHAREOWNER OF RECORD OR A PARTICIPANT IN THE PPP OR IN THE DPPP WITHOUT SPECIFICATION MARKED IN THE INSTRUCTION BOXES WILL BE VOTED FOR ELECTION OF ALL NOMINEES IDENTIFIED IN ITEM (1), FOR ITEMS (2), (3), (4), (5),
(6), (7) AND (8), AND AGAINST ITEM (9). THE TRUSTEE OF THE PPP AND OF THE DPPP WILL VOTE ALL SHARES OF COMMON STOCK HELD IN THE PPP AND IN THE DPPP FOR WHICH VOTING INSTRUCTIONS HAVE NOT BEEN RECEIVED PRIOR TO APRIL 11, 1995 IN THE SAME PROPORTION AS THOSE RESPECTIVE PPP AND DPPP SHARES FOR WHICH IT HAS RECEIVED INSTRUCTIONS.



                                             Dated:                       , 1995
                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------
                                                        Signature(s)

                                             Please sign exactly as the name
                                             appears at left. Joint owners
                                             should each sign. Executors,
                                             administrators, trustees, etc.
                                             should so indicate when signing and
                                             sign as required by the authority
                                             held.

                                             Proxy form begins on the reverse
                                             side. Please vote, date, sign, and
                                             return immediately.

                                                                       APPENDIX
                             1982 STOCK OPTION PLAN

                      1982 KEY EMPLOYEES STOCK OPTION PLAN
                                      FOR
               THE DUN & BRADSTREET CORPORATION AND SUBSIDIARIES



1. Purpose of the Plan

     The purpose of the Plan is to aid The Dun & Bradstreet Corporation (herein called the "Company") and its subsidiaries in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its subsidiaries by providing incentive through the award of stock options and stock appreciation rights. The Company expects that it will benefit from the added interest which such key employees will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2. Stock Subject to the Plan

     The total number of shares of Common Stock of the Company which may be issued under the Plan is 7,600,000. The shares may consist, in whole or in part, of unissued shares or treasury shares. Issuance of shares of Common Stock upon exercise of an option or reduction of the number of shares of Common Stock subject to an option upon exercise of a stock appreciation right shall reduce the total number of shares of Common Stock available under the Plan. Shares which are subject to unexercised stock options which terminate or lapse may be optioned again under the Plan.

3. Administration

     The Board of Directors of the Company shall appoint an Executive Compensation and Stock Option Committee (herein called the "Committee") consisting of at least three members of the Board of Directors who shall administer the Plan and serve at the pleasure of the Board. Each member of the Committee shall not be eligible to participate in the Plan and shall not at any time within one year prior to appointment have been eligible for selection as a person to whom stock may have been allocated or to whom stock options or stock appreciation rights of the Company or any of its affiliates may have been granted pursuant to the Plan or any other plan of the Company or its affiliates. The Committee shall have the authority, consistent with the Plan, to determine the provisions of the stock options and stock appreciation rights to be granted, to interpret the Plan and the stock options and the stock appreciation rights granted under the Plan, to adopt, amend and rescind rules and regulations for the administration of the Plan, the stock options and the stock appreciation rights and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants. The Committee shall require payment of any amount the Company may determine to be necessary to withhold for federal, state or local taxes as a result of the exercise of a stock option or a stock appreciation right. Fair market value of the Common Stock as of a given date shall be determined in accordance with procedures established by the Committee.

4. Eligibility

     Key employees (but not members of the Committee and any person who serves only as a director) of the Company and its subsidiaries (within the meaning of
Section 425(f) of the Internal Revenue Code of 1954, as amended (the "Code")), who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries, are eligible to be granted stock options or stock appreciation rights under the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the stock options or stock appreciation rights or both granted to each participant. An employee may not be granted a stock option, however, if at the time such option is to be granted, such employee owns stock of the Company or any of its subsidiaries possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any such subsidiary. For purposes of the preceding sentence, the attribution rules of stock ownership set forth in Section 425(d) of the Code shall apply. The granting of a stock option or stock appreciation right under the Plan shall impose no obligation on the Company or any subsidiary to continue the employment of an optionee and shall not lessen or affect the right to terminate the employment of an optionee.

5. Limitations

     No stock option may be granted under the Plan after January 19, 1992, but stock options theretofore granted may extend beyond that date.

6. Terms and Conditions of Stock Options

     Stock options granted under the Plan shall be, as determined by the Committee, non-qualified, incentive or other stock options for federal income tax purposes, as evidenced by option grants, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

          (a) Option Price. The option price per share shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the date an option is granted.

          (b) Exercisability. Stock options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an option be exercisable more than ten years after the date it is granted.

          (c) First Year Non-Exercisability. Except as provided in Paragraph 9 of the Plan, no stock option shall be exercisable during the year ending on the first anniversary date of the granting of the option.

          (d) Limitation on Incentive Stock Options. The aggregate fair market value (determined as of the time the options are granted) of the stock with respect to which incentive stock options may be exercised for the first time by any optionee in any calendar year shall not exceed $100,000. This limitation shall apply to incentive stock options granted after December 31, 1986 under all stock option plans of the optionee's employer corporation and its parent and subsidiary corporations, if any.

          (e) Exercise of Stock Options. Except as otherwise provided in the Plan or the option, a stock option may be exercised for all, or from time to time any part, of the shares for which it is then exercisable. The purchase price for the shares as to which an option is exercised shall be paid to the Company in full at the time of exercise at the election of the optionee (i) in cash, (ii) in shares of Common Stock of the Company having a fair market value equal to the option price for the shares being purchased and satisfying such other requirements as may be imposed by the Committee or (iii) partly in cash and partly in such shares of Common Stock of the Company. The Committee may permit the optionee to elect, subject to such terms and conditions as the Committee shall determine, to have the number of shares deliverable to the optionee as a result of the exercise reduced by a number sufficient to pay the amount the Company determines to be necessary to withhold for federal, state or local taxes as a result of the exercise of the option, up to the amount calculated by applying the optionee's maximum marginal tax rate. No optionee shall have any rights to dividends or other rights of a shareowner with respect to shares subject to an option until the optionee has given written notice of exercise of the option, paid in full for such shares and, if requested, given the representation described in Paragraph 6(i) of the Plan.

          (f) Exercisability Upon Termination of Employment by Death. If an optionee's employment by the Company or a subsidiary terminates by reason of death one year or more after the date of grant of a stock option, the option thereafter may be exercised, during the three years after the date of death or the remaining stated period of the option, whichever period is shorter, to the extent to which such option was exercisable at the time of death or thereafter would become exercisable during the three-year period after the date of death in accordance with its terms.

          (g) Exercisability Upon Termination of Employment by Disability or Retirement. If an optionee's employment by the Company or a subsidiary terminates by reason of disability or retirement one year or more after the date of grant of an option, the option thereafter may be exercised, during the five years after the date of such termination of employment or the remaining stated period of the option, whichever period is shorter, to the extent to which such option was exercisable at the time of such termination of employment or thereafter would become exercisable during such period in accordance with its terms; provided, however, that if the optionee dies within a period of five years after such termination of employment, any unexercised stock option may be exercised thereafter, during either (1) the period ending on the later of (i) five years after such termination of employment and (ii) one year after the date of death or (2) the period remaining in the stated term of the option, whichever period is shorter, to the extent to which such option was exercisable at the time of his death or thereafter would become exercisable during the remainder of the five-year period after such termination of employment in accordance with its terms. For purposes of this Section 6, "retirement" shall mean termination of employment with the Company or a subsidiary after the optionee has attained age 55 and completed ten or more years of employment; or after the optionee has attained age 65, regardless of the length of such optionee's employment. An optionee shall not be considered disabled for purposes of this

     Section 6, unless he or she furnishes such medical or other evidence of the existence of the disability as the Committee, in its sole discretion, may require.

          (h) Effect of Other Termination of Employment. If a participant's employment terminates for any reason, other than disability, death or retirement one year or more after the date of grant of a stock option or stock appreciation right, each stock option and stock appreciation right held by such participant shall thereupon terminate.

          (i) Additional Agreements of Optionee and Restrictions on Transfer. The Committee may require each person purchasing shares pursuant to exercise of a stock option to represent to and agree with the Company in writing that the shares are being acquired without a view to distribution thereof. The certificates for shares so purchased may include any legend which the Committee deems appropriate to reflect any restrictions on transfers. The Committee also may impose, in its discretion, as a condition of any option, any restrictions on the transferability of shares acquired through the exercise of such option as it may deem fit. Without limiting the generality of the foregoing, the Committee may impose conditions restricting absolutely the transferability of shares acquired through the exercise of options for such periods as the Committee may determine and, further, in the event the optionee's employment by the Company or a subsidiary terminates during the period in which such shares are nontransferable, the optionee may be required, if required by the related option agreement, to sell such shares back to the Company at such price and on such other terms as the Committee may have specified in the option agreement.

          (j) Nontransferability of Stock Options. A stock option shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee an option shall be exercisable only by the optionee. An option exercisable after the death of an optionee may be exercised by the legatees, personal representatives or distributees of the optionee.

 7. Terms and Conditions of Stock Appreciation Rights

     (a) Grants. The Committee also may grant stock appreciation rights in connection with stock options granted under the Plan, either at the time of grant of options or subsequently. Stock appreciation rights shall cover the same shares covered by an option (or such lesser number of shares of Common Stock as the Committee may determine) and shall be subject to the same terms and conditions as the option except for such additional limitations as are contemplated by this Paragraph 7 (or as may be included in a stock appreciation right granted hereunder).

     (b) Terms. Each stock appreciation right shall entitle an optionee to surrender to the Company an unexercised option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the excess of the fair market value on the exercise date of one share of Common Stock over the option price per share times the number of shares covered by the option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in shares of Common Stock or in cash, or partly in shares and partly in cash, valued at such fair market value, all as shall be determined by the Committee. Stock appreciation rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of shares of Common Stock subject to an exercisable option with respect to which the stock appreciation right is being exercised. No fractional shares of Common Stock will be issued in payment for stock appreciation rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of shares will be rounded downward to the next whole share.

     (c) Limitations on Exercisability. The Committee shall impose such conditions upon the exercisability of stock appreciation rights as will result, except upon the occurrence of an event contemplated by limited stock appreciation rights granted pursuant to Paragraph 7(d) or contemplated by the provisions of Paragraph 9, in the amount to be charged against the Company's consolidated income by reason of stock appreciation rights not to exceed, in any one calendar year, two percent of the Company's prior calendar year's consolidated income before income taxes. The Committee also may impose, in its discretion, such other conditions upon the exercisability of stock appreciation rights as it may deem fit.

     (d) Limited Stock Appreciation Rights. The Committee may grant limited stock appreciation rights which are exercisable upon the occurrence of specified contingent events. Such stock appreciation rights may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that related stock options or stock appreciation rights or both are not exercisable while such limited stock appreciation rights are exercisable. Unless the context otherwise requires, whenever the term "stock appreciation right" is used in the Plan, such term shall include limited stock appreciation rights.

 8. Transfers and Leaves of Absence

     For purposes of the Plan: (a) a transfer of an employee from the Company to a 50% or more owned subsidiary, partnership, venture or other affiliate (whether or not incorporated) or vice versa, or from one such subsidiary, partnership, venture or other affiliate to another, (b) a leave of absence, duly authorized by the Company, for military service or sickness or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, or
(c) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to re-employment is guaranteed either by statute or by contract, shall not be deemed a termination of employment under the Plan.

 9. Adjustments Upon Changes in Capitalization or Other Events

     Upon changes in the Common Stock of the Company by reason of a stock dividend, stock split, reverse split, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation, the number and class of shares available under the Plan as to which stock options or stock appreciation rights may be granted, the number and class of shares under each option and the option price per share, and the terms of stock appreciation rights shall be correspondingly adjusted by the Committee, such adjustments to be made in the case of outstanding options without change in the total price applicable to such options. In the event of a merger, consolidation, combination, reorganization or other transaction in which the Company will not be the surviving corporation, an optionee shall be entitled to options on that number of shares of stock in the new corporation which the optionee would have received had the optionee exercised all of the unexercised options available to the optionee under the Plan, whether or not then exercisable, at the instant immediately prior to the effective date of such transaction, and if such unexercised options had related stock appreciation rights the optionee also will receive new stock appreciation rights related to the new options. Thereafter, adjustments as provided above shall relate to the options or stock appreciation rights of the new corporation. Except as otherwise specifically provided in the stock option or stock appreciation right, in the event of a Change in Control, merger, consolidation, combination, reorganization or other transaction in which the shareowners of the Company will receive cash or securities (other than common stock) or in the event that an offer is made to the holders of Common Stock of the Company to sell or exchange such Common Stock for cash, securities or stock of another corporation and such offer, if accepted, would result in the offeror becoming the owner of (a) at least 50% of the outstanding Common Stock of the Company or (b) such lesser percentage of the outstanding Common Stock which the Committee in its sole discretion determines will materially adversely affect the market value of the Common Stock after the tender or exchange offer, the Committee shall, prior to the shareowners' vote on such transaction or prior to the expiration date (without extensions) of the tender or exchange offer, (i) accelerate the time of exercise so that all stock options and stock appreciation rights which are outstanding shall become immediately exercisable in full without regard to any limitations of time or amount otherwise contained in the Plan or the options or stock appreciation rights and/or (ii) determine that the options and stock appreciation rights shall be adjusted and make such adjustments by substituting for Common Stock of the Company subject to options and stock appreciation rights, common stock of the surviving corporation or offeror if such stock of such corporation is publicly traded or, if such stock is not publicly traded, by substituting common stock of a parent of the surviving corporation or offeror if the stock of such parent is publicly traded, in which event the aggregate option price shall remain the same and the number of shares subject to option shall be the number of shares which could have been purchased on the closing day of such transaction or the expiration date of the offer with the proceeds which would have been received by the optionee if the option had been exercised in full prior to such transaction or expiration date and the optionee had exchanged all of such shares in the transaction or sold or exchanged all of such shares pursuant to the tender or exchange offer, and if any such option has related stock appreciation rights, the stock appreciation rights shall likewise be adjusted. No optionee shall have any right to prevent the consummation of any of the foregoing acts affecting the number of shares available to the optionee, but the optionee's remedy shall be limited to a determination by an appropriate court of the number of shares or cash to which the optionee shall thereafter be entitled and appropriate orders for the issuance of such shares or payment of such cash. For purposes of this Paragraph 9, "Change in Control" means (i) any "person", as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareowners of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i),
(iii), or (iv) of this sentence) whose election by the Board or nomination for election by the Company's shareowners was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; (iii) the shareowners of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

10. Use of Proceeds

     Proceeds from the sale of shares of Common Stock pursuant to exercise of stock options granted under the Plan shall constitute general funds of the Company.

11. Amendments

     The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any optionee under any option theretofore granted, without the optionee's consent, or which, without the approval of the shareowners of the Company, would:

          (a) Except as is provided in Paragraph 9 of the Plan, increase the total number of shares reserved for the purposes of the Plan.

          (b) Decrease the option price to less than 100% of fair market value on the date of grant of an option.

          (c) Change the employees (or class of employees) eligible to receive stock options under the Plan.

          (d) Materially increase the benefits accruing to employees participating under the Plan.

12. Effectiveness of the Plan

     The Plan shall be submitted within one year of the date of its adoption to the shareowners of the Company for their approval, and if not so approved within that period, the Plan and all options and stock appreciation rights granted hereunder shall be void and of no force or effect.